                                                                   EXHIBIT 99(a)

            THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE
                                    ATTENTION

 If you are in any doubt how to act, you should consult your financial or legal adviser as soon as possible.

                             RECOMMENDED CASH OFFER
                         BIDDER'S STATEMENT AND TARGET'S
                                   STATEMENT

                              FOR RECOMMENDED OFFER

                                       BY

[CLEVELAND-CLIFFS LOGO]

                     CLEVELAND-CLIFFS AUSTRALIA PTY LIMITED
                                (ACN 112 437 180)

[PORTMAN LOGO]

                     TO PURCHASE ALL YOUR ORDINARY SHARES IN

                                 PORTMAN LIMITED

                              (ABN 22 007 871 892)

              FOR EACH PORTMAN SHARE YOU WILL RECEIVE A$3.40 CASH.

          PORTMAN DIRECTORS UNANIMOUSLY RECOMMEND YOU ACCEPT THIS OFFER

                      (IN THE ABSENCE OF A SUPERIOR OFFER)

Please call 1800 24 23 00 (TOLL FREE) (callers in Australia) or +61 2 9207 3622
  (callers outside Australia) if you require assistance with your acceptance.

  The offer is dated 24 January 2005 and will close at 7pm (Perth time) on 25
                        February 2005, unless extended.

ADVISERS TO CLEVELAND-CLIFFS                      ADVISERS TO PORTMAN

[WILSON LOGO]     [HILL STREET LOGO]                           [GRESHAM LOGO]

m                                                           BLAKE DAWSON WALDRON
                                                                   LAWYERS

CONTENTS

I     LETTERS FROM THE CHAIRMEN

      Letter from the Chairman of Cleveland-Cliffs Australia Pty Limited     3

      Letter from the Chairman of Portman Limited                            4

II    ABOUT THE OFFER

      Summary of the Offer                                                   5

      Why you should accept the Offer                                        7

      How to accept the Offer                                               11

III   BIDDER'S STATEMENT                                                    12

      Appendix 1 - Formal terms of the Offer                                42

      Appendix 2 - Conditions of the Offer                                  51

      Appendix 3 - Portman's announcements to the ASX since 31
       December 2003                                                        55

      Appendix 4 - Joint announcement made on 12 January 2005               60

IV    TARGET'S STATEMENT                                                    67

IMPORTANT DATES

Bidder's Statement and Target's Statement lodged with ASIC    21 January 2005

Date of Offer                                                 24 January 2005

Close of Offer Period (unless extended)                       7pm (Perth time)
                                                              25 February 2005

IMPORTANT NOTICE

This booklet contains Cleveland-Cliffs Australia Pty Limited's Bidder's Statement dated 21 January 2005 and Portman Limited's Target's Statement dated 21 January 2005.

The matters addressed in Section II represent a summary prepared by Cleveland-Cliffs Australia Pty Limited and Portman Limited of matters relating to the offer and the reasons to accept the offer. The information in Sections I and II is qualified by the detailed information set out elsewhere in this booklet. You should read all of this booklet before deciding whether to accept the offer and in considering the information contained in the documents you may wish to seek independent financial and taxation advice.

DEFINITIONS

Terms used in Sections II and III of this booklet have the meaning given to them in section 9 (Glossary) of the Bidder's Statement.

Terms used in Section IV of this booklet have the same meaning given to them in section 9 (Glossary) of the Target's Statement.

[CLEVELAND-CLIFFS LOGO]

LETTER FROM THE CHAIRMAN OF CLIFFS AUSTRALIA

21 January 2005

Dear Portman shareholder,

On behalf of the directors of Cleveland-Cliffs Australia Pty Limited ("CLIFFS AUSTRALIA"), a wholly owned subsidiary of Cleveland-Cliffs Inc ("CLIFFS"), I am pleased to enclose Cliffs Australia's offer to acquire all your shares in Portman Limited ("PORTMAN") for A$3.40 per share in cash. We believe that our offer provides you with an attractive cash value for your shares.

This booklet includes Cliffs Australia's Bidder's Statement, which sets out the details of the offer, and Portman's Target's Statement, in which your directors unanimously recommend that you accept the offer in the absence of a superior offer.

CASH OFFER FOR YOUR PORTMAN SHARES

Cliffs Australia's offer for your Portman shares is A$3.40 cash per share. This represents:

- a substantial premium of 21.8% to the one month volume weighted average price of A$2.79; and

- a premium of 11.5% to Portman's closing share price of A$3.05 on 7 January 2005, the last date that Portman shares traded prior to the announcement of the offer.

During the one month period to 7 January 2005 it is important to note that 24.9% of Portman's shares were traded. Cliffs Australia believes that this premium over the average price paid for such a substantial parcel of Portman shares strongly demonstrates the attractiveness of the offer.

SUPPORT FOR THE OFFER

The board of Portman has unanimously recommended that, in the absence of a superior offer, Portman shareholders accept the offer and all the directors of Portman have announced their intention to accept the bid in the absence of a superior offer.

OUR INTENTIONS

Cliffs Australia intends to continue the business of Portman and not make any major changes to the business or the deployment of Portman's assets. Cliffs Australia also intends to utilise the extensive Australian mining, marketing and corporate expertise of the Portman management team.

CLIFFS

Based in the United States and founded in 1847, Cliffs is the largest producer of high-quality iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cliffs operates six iron ore mines located in Michigan, Minnesota and Eastern Canada, which currently have the capacity to produce approximately 37 million tonnes of iron ore pellets annually. Based on Cliffs' percentage ownership of the mines it operates, its share of the pellet production capacity is currently approximately 23 million tonnes annually, representing approximately 28% of total North American annual pellet capacity. Cliffs is listed on the New York Stock Exchange and has a market capitalisation of approximately US$1.4 billion.

Cliffs Australia is confident that the offer is in the best interests of all Portman shareholders and I encourage you to accept the offer as soon as possible.

Sincerely

/s/ John S. Brinzo
------------------
John S. Brinzo
Director
Cliffs Australia

                                                                  [PORTMAN LOGO]

LETTER FROM THE CHAIRMAN OF PORTMAN

Dear Fellow Portman Shareholder,

As I indicated to you in my recent letter, your directors unanimously recommend that you ACCEPT Cliffs Australia's offer, in the absence of a superior offer emerging.

Your directors are all intending to accept this offer for their shareholdings in the absence of a superior offer.

We believe that the offer of A$3.40 is fair and represents an opportunity for Portman shareholders to realise the value of their holdings at a price that fully reflects the anticipated surge in iron ore prices and at an acceptable premium for control. We set out our reasons for believing the offer is fair in section 3 of our Target's Statement which forms part of this booklet.

Since the announcement of the offer by Cliffs Australia, no other party has announced a superior offer for Portman Shares.

To accept the offer

- if you hold your Portman shares in an issuer sponsored holding, complete and sign the enclosed acceptance form in accordance with the instructions on it and return it to the address indicated on the form; or

-     if you hold your Portman shares in a CHESS holding, either:

      (i) instruct your controlling participant (for example, your broker) to initiate acceptance of this offer; or

      (ii) complete and sign the enclosed acceptance form in accordance with the instructions on it and return it to the address indicated on the form; or

- if you are a broker or a non-broker participant, initiate acceptance in accordance with the requirements of the ASTC Settlement Rules.

Yours sincerely,

/s/ George Jones
----------------
GEORGE JONES

CHAIRMAN

SUMMARY OF THE OFFER

THE INFORMATION IN THIS SECTION IS ONLY A SUMMARY OF THE OFFER. APPENDICES 1 AND 2 OF THE BIDDER'S STATEMENT CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFER. YOU SHOULD READ THE ENTIRE BIDDER'S STATEMENT AND TARGET'S STATEMENT BEFORE DECIDING WHETHER TO ACCEPT THE OFFER.

THE OFFER       Cliffs, through its wholly owned subsidiary Cliffs Australia, offers to buy all of your Portman Shares for A$3.40 EACH IN CASH on the terms set out in Appendices 1 and 2 of this Bidder's
                Statement.

                The Offer relates to all Portman Shares that exist or will exist on 21 January 2005.

                The Offer extends to all Portman Shares which are issued during the Offer Period as a result of the exercise of Portman Options.

OFFER PERIOD    The Offer is scheduled to close at 7pm (Perth time) on 25
                February 2005 (but it may be extended).

PAYMENT         If you accept the Offer in accordance with the instructions
DATE            contained in the Offer and the Acceptance Form, you will be sent payment within one month after the later of the date you accept and the date the Offer becomes, or is declared, free of the conditions to which it is subject. In any event, assuming the conditions of the Offer are satisfied or waived, you will be sent payment within 21 days after the Offer closes.

NO BROKERAGE    You will not pay any brokerage costs or stamp duty if you accept
COSTS AND       the Offer. These costs will be AND STAMP DUTY borne by Cliffs
STAMP DUTY      Australia.

CONDITIONS      The Offer is subject to the following conditions:

                -     minimum acceptance of 90%;

                -     Foreign Investment Review Board approval;

                - between the Announcement Date and the end of the Offer Period no orders (or applications for orders) being made which restrain or prohibit or materially adversely impact on the Offer, the completion of any transaction contemplated by the Offer or the rights of Cliffs Australia in respect of Portman Shares to be acquired under the Offer, or which require the divestiture of shares or assets (other than an application to or a determination by ASIC or the Takeovers Panel in exercise of the powers and discretions conferred by the Corporations Act or an action taken by those persons set out in subsections 657G(2) and 659B(1) of the Corporations
                      Act);

                - between the Announcement Date and the end of the Offer Period no specified event occurring that has or is reasonably likely to have a material adverse effect on the circumstances of Portman or any of its subsidiaries;

                - no profit warnings by Portman between the Announcement Date and the end of the Offer Period;

                - no material acquisitions, disposals or expenditure by Portman or any of its subsidiaries between the Announcement Date and the end of the Offer Period;

                - no persons exercising rights under certain agreements or instruments with Portman as a result of the acquisition of Portman Shares by Cliffs Australia between the Announcement Date and the end of the Offer Period;

                - no decline in the S&P ASX 200 Index below 3,500 on any trading day between the Announcement Date and the end of the Offer Period;

                - no "prescribed occurrences" (being occurrences listed in section 652C of the Corporations Act) occurring in relation to Portman between the Announcement Date and the end of the Offer Period; and

                - agreements to cancel 75% of all of Portman Options being entered into.

                The above is a summary only and full details of all of the conditions are set out in Appendix 2.

HOW TO          You may only accept the Offer for all of your Portman Shares. To
ACCEPT THIS     accept the Offer:
OFFER

                - IF YOU HOLD YOUR PORTMAN SHARES IN AN ISSUER SPONSORED HOLDING, complete and sign the enclosed Acceptance Form in accordance with the instructions on it and return it to the address indicated on the form; or

                -     IF YOU HOLD YOUR PORTMAN SHARES IN A CHESS HOLDING,either:

                      (a) instruct your stockbroker or Controlling Participant to initiate acceptance of this Offer; or

                      (b) complete and sign the enclosed Acceptance Form in accordance with the instructions on it and return it to the address indicated on the form; or

                - IF YOU ARE A BROKER OR A NON-BROKER PARTICIPANT, initiate acceptance in accordance with the requirements of the ASTC Settlement Rules,

                before the end of the Offer Period.

PORTMAN         Cliffs Australia will make individual proposals to each holder
OPTIONS         of Portman Options to cancel each of their Options in
                consideration for the payment to them of A$3.40 less the relevant exercise price of each Portman Option. The consideration for the cancellation will be provided by Cliffs
                Australia. The agreement to cancel the Options will be subject to the satisfaction or waiver of the conditions to which this Offer is subject and the removal of Portman from the official list of the ASX.

FURTHER         If you have any questions in relation to the Offer or accepting
INFORMATION     it, please contact the information line on 1800 24 23 00
                (toll-free) (callers in Australia) or +61 2 9207 3622 (callers outside Australia). Please note that in order to comply with legal requirements, any calls to this number will be recorded.
                Enquiries in relation to the Offer will not be taken on any other telephone numbers.

WHY SHOULD YOU ACCEPT THE OFFER

1. THE OFFER PRICE REPRESENTS A SIGNIFICANT PREMIUM TO PORTMAN'S RECENT TRADING PRICES

      The Offer Price is A$3.40 per share to be paid to shareholders who accept the Offer. Cliffs considers that the Offer provides an attractive cash premium for Portman shareholders to the levels at which Portman Shares have been trading, namely:

      - a 43.9% premium to the volume weighted average price for the six months to 7 January 2005 (the last trading day before Portman requested a trading halt on 10 January 2005);

      - a 25.2% premium to the volume weighted average price for the three months to 7 January 2005;

      - a 21.8% premium to the volume weighted average price for the month to 7 January 2005; and

      - an 11.5% premium to the closing price of Portman Shares on 7 January 2005 .

      The graph below illustrates the premium being offered by Cliffs Australia relative to Portman's trading prices prior to announcement of the Offer.

                                     [BAR GRAPH]



      SOURCE: Iress Market Technology

      Recent changes to stamp duty legislation in Western Australia have had the consequence that an acquirer of more than 90% of the Portman Shares is likely to have to pay duty of approximately 5.4% of the market value of the land and chattels situated in Western Australia to which Portman is entitled. This will increase the cost of the acquisition for Cliffs Australia by approximately A$28.3 million (approximately 16 cents per Portman Share).

2. THE OFFER IS BEING MADE DURING A PERIOD OF HIGH COMMODITY PRICES, AND REFLECTS THESE CURRENT PEAK CYCLE CONDITIONS

      All of Portman's sales revenues are derived from the sale of iron ore. The development projects of Portman are also based solely on iron ore.

      As shown in the chart below iron ore prices are at a 10-year high. Therefore, the Offer is against this backdrop of historically high commodity prices which Cliffs Australia considers were already reflected in the pre-announcement market price of your Portman Shares.

                                     [LINE GRAPH]



      Source: Skillings Mining Review and The TEX Report

      NOTES:

      (1). Prices quoted as US$ per dry long ton unit (dltu) based on Hamersley ore to Far East Asian customers on a "free on board" basis for the Japanese Financial Year

      There is no certainty that commodity prices will remain at these high levels into the future and should they fall, the trading price of Portman Shares could be adversely impacted.

      By accepting the Offer, Portman shareholders will be able to take advantage of the current high iron ore prices and the resulting increased value of iron ore companies.

3.    LIKELIHOOD OF ALTERNATIVE OFFERS TO GENERATE SUPERIOR VALUE

      - On 1 July 2004, Consolidated Minerals Limited ("ConsMin") announced that it had acquired a 7.85% interest in Portman such that it became Portman's largest shareholder. On 16 July 2004, ConsMin announced that it had increased its voting interest in Portman to 9.8% with a subsequent increase to 14.8% announced on 6 September 2004. On 22 December 2004, ConsMin announced that it was no longer a substantial shareholder in Portman and that it had disposed of its interests in Portman. The detail provided in the Form 605 lodged with the ASX indicates that on 22 December 2004 ConsMin conducted an on market sale of 21.4m shares, or 12.2% of the issued capital, at A$2.75 (with the remaining 2.6% having been sold prior to that date). The Offer from Cliffs Australia represents a 23.6% premium to the price of this disposal.

      - Since the Announcement Date, no other party has announced a superior offer for the Portman Shares. The board of Portman has unanimously recommended the Cliffs Australia Offer to its shareholders.

      - There is the possibility that a superior offer may be made for Portman Shares, however the recommendation from the directors of Portman remains in the absence of a superior offer.

4. THE OFFER VALUE WILL BE PAID TO YOU IN CASH PROVIDING CERTAINTY OF VALUE AND REMOVING SIGNIFICANT RISKS CURRENTLY BORNE BY YOU

      The Offer provides to you immediate, certain value in the form of cash. Cliffs has a strong balance sheet and appropriate funding arrangements in place to finance this acquisition.

      By accepting the Offer:

      - You will receive A$3.40 cash per Portman Share (subject to the conditions of the Offer being satisfied or waived);

      - You will be sent payment within one month after the later of the date you accept and the date the Offer becomes, or is declared, free of the conditions to which it is subject. In any event, assuming the conditions of the Offer are satisfied or waived you will be sent payment within 21 days after the Offer closes; and

      - You will not incur any brokerage charges by accepting the Offer from Cliffs Australia that may otherwise be payable on the sale of shares.

      The certainty of this receipt of cash should be compared against the uncertainties of remaining a Portman shareholder, including the likelihood and timing of Portman delivering cash flows to you as a shareholder in the form of dividends or other distributions and the uncertainty of how Portman Shares might trade in the absence of the Offer.

5. THE OFFER REMOVES SIGNIFICANT RISKS THAT COULD AFFECT THE VALUE OF YOUR PORTMAN SHARES

      Mining projects are subject to a number of risks. By accepting the Offer, you will receive cash for your Portman Shares, and will no longer be exposed to the risks inherent in Portman that could affect the value of your Portman Shares.

      Risks which you will no longer be exposed to if you accept the Offer include:

      IRON ORE PRICE RISK

      Portman's sales revenues are derived from the sale of iron ore. The price of iron ore is determined by world markets, which are affected by numerous factors outside Portman's control. As such, as a Portman shareholder you are exposed to the volatility of iron ore prices, the prospect that they may fall from their current, historically high levels and the potential impact on Portman's sales revenues.

      EXCHANGE RATE RISK

      Portman generates all of its sales revenues in US Dollars. The Australian Dollar revenue generated by Portman will be adversely impacted by a strengthening of the A$ relative to the US$. This is outside of the control of Portman. In order to partially mitigate this risk, Portman has hedging in place to cover approximately 50% of forecast sales for 2005.

      OPERATIONAL AND DEVELOPMENT RISKS

      Portman's operations are subject to a number of factors that can cause material delays or changes in operating costs for varying lengths of time.

      Operational risks include weather and natural disasters, unexpected technical problems, equipment failures, and disruptions of rail infrastructure and ship loading facilities. Industrial disruptions may also result in production losses or delays in the delivery of the product.

      There are a number of development risks associated with the expansion of the Koolyanobbing project and the development of the Northern Tenements associated with the Koolyanobbing project which could result in lower than planned production. These expansions represent the primary growth prospects of Portman's production profile.

      The risks associated with the expansion of the Koolyanobbing project include the risks that estimates of ore reserves, production rates, and, capital and operating costs will not prove to be accurate. In particular, estimates of ore reserves, product quality and operating costs are difficult to make, because they are largely dependent on the interpretation of geological data obtained from sampling techniques and feasibility studies, which are subject to various uncertainties.

      All of the Portman directors by whom, or on whose behalf, Portman shares are held intend to accept the offer in respect of their personal shareholdings, in the absence of a superior offer.

      THE DIRECTORS OF PORTMAN UNANIMOUSLY RECOMMEND YOU ACCEPT THE OFFER, IN THE ABSENCE OF A SUPERIOR OFFER.

HOW TO ACCEPT

Acceptances for the Offer must be received before the close of the Offer Period. There are different ways to accept an Offer depending on the nature and type of your holding.

FOR CHESS HOLDINGS OF PORTMAN SHARES

Please instruct your Broker or other CHESS Controlling Participant to initiate acceptance of the Offer on your behalf in sufficient time for the Offer to be accepted before the end of the Offer Period.

FOR ISSUER SPONSORED HOLDINGS OF PORTMAN SHARES

Please complete and execute the enclosed Acceptance Form in accordance with the instructions on that form and within this booklet and return it to:

BY HAND                              BY MAIL(a reply paid envelope is  enclosed)


Computershare Investor               Computershare Investor Services Pty Limited
Services Pty Limited
Level 3, 60 Carrington Street        GPO Box 7045
SYDNEY NSW 2001                      SYDNEY NSW 2001

                                  BIDDER'S STATEMENT

[CLEVELAND-CLIFFS LOGO]   CLEVELAND-CLIFFS AUSTRALIA PTY LIMITED

                                   (ACN 112 437 180)

CONTENTS

1  Important information                                                   14

2  Information on Cliffs Australia and Cliffs                              15

3  Information on Portman                                                  17

4  Cliffs Australia's intentions                                           20

5  Information on Portman securities                                       25

6  Funding                                                                 28

7  Australian taxation considerations                                      30

8  Additional information                                                  33

9  Glossary                                                                38

10 Approval of Bidder's Statement                                          41

   Appendix 1 - Formal terms of the Offer                                  42

   Appendix 2 - Conditions of the Offer                                    51

   Appendix 3 - Portman's announcements to the ASX since 31 December 2003  55

   Appendix 4 - Joint announcement made on 12 January 2005                 60

1     IMPORTANT INFORMATION

1.1   LODGMENT UNDER THE CORPORATIONS ACT 2001

      This Bidder's Statement is given by Cliffs Australia to Portman under Part
      6.5 of the Corporations Act and sets out certain disclosures required by the Corporations Act, including information about Cliffs Australia, Cliffs and Portman, together with the terms of the Offer to acquire your Portman Shares.

      A copy of this Bidder's Statement was lodged with ASIC on 21 January 2005. ASIC takes no responsibility for the content of this Bidder's Statement.

1.2   DATE OF BIDDER'S STATEMENT AND OFFER

      This Bidder's Statement is dated 21 January 2005. It includes an Offer dated 24 January 2005 on the terms set out in Appendices 1 and 2 of this Bidder's Statement.

      The Offer relates to all Portman Shares that exist or will exist on 21 January 2005 and extends to all Portman Shares issued during the Offer Period on exercise of Portman Options.

1.3   DEFINED TERMS

      Terms used in this Bidder's Statement are defined in section 9 (Glossary) of the Bidder's Statement.

1.4   INVESTMENT ADVICE

      This is an important document. In preparing this Bidder's Statement, Cliffs Australia has not taken into account the individual financial position and investment strategies of individual Portman shareholders. Accordingly, before accepting the Offer contained in Appendices 1 and 2 of this Bidder's Statement, you may wish to consult with your financial or other professional adviser.

1.5   DISCLAIMER AS TO FORWARD LOOKING STATEMENTS

      In addition to the historical information contained in this Bidder's Statement, some of the statements appearing in this Bidder's Statement may be in the nature of forward looking statements. Such statements are only predictions and are subject to inherent risks and uncertainties. Those risks and uncertainties include factors and risks specific to the industry in which Portman operates as well as general economic conditions and prevailing exchange rates and interest rates. Actual events or results may differ materially. None of Cliffs Australia, Cliffs Australia's officers, any person named in this Bidder's Statement with their consent or any person involved in the preparation of this Bidder's Statement, makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfilment of any forward looking statement, except to the extent required by law.

1.6   ENQUIRIES

      Should you have any questions about this Offer or how to accept it, please call the shareholder information line on 1800 24 23 00 (toll-free) from within Australia or on +61 2 9207 3622 from outside Australia. Please note that in accordance with legal requirements, these calls will be recorded.

2     INFORMATION ON CLIFFS AUSTRALIA AND CLIFFS

2.1   CORPORATE

      Cliffs Australia is a wholly owned subsidiary of Cliffs and was incorporated by Cliffs for the purpose of making the Offer.

      Cliffs Australia has not undertaken any business other than the making of the Offer and seeking to cancel the Portman Options as further described in section 5.4 of this Bidder's Statement. Cliffs Australia does not have any subsidiaries.

2.2   DIRECTORS OF CLIFFS AUSTRALIA

      Brief profiles of the directors of Cliffs Australia are as follows:

      JOHN S. BRINZO is chairman and chief executive officer of Cliffs. He joined Cliffs in 1969 as a financial analyst and was named Chief Executive Officer in November 1997 and Chairman in January 2000. Mr Brinzo earned a bachelor of science degree in business administration from Kent State University and a master's degree in business administration from Case Western Reserve University. Mr Brinzo is a member of the American Iron and Steel Institute, and is Chairman of National Mining Association.

      DAVID H. GUNNING joined Cliffs as vice chairman in 2001. Prior to joining Cliffs, Mr Gunning was a consultant and private investor. Before that he was President and Chief Executive Officer of Capitol American Financial Corporation. For more than 25 years Mr Gunning was a partner in the law firm of Jones, Day, Reavis & Pogue (now known as Jones Day), where he last served as the partner in charge of the firm's world-wide corporate practice. Mr Gunning earned a bachelor of arts degree from Cornell University and received his law degree from Harvard University.

      JOHN M. BEECH-JONES has extensive operations and management experience in the iron ore industry. He joined Savage River Mines, Tasmania in 1967, and occupied senior metallurgical and management roles within that organisation, and with Wabush Mines in Northern Canada. He served as Assistant General Manager at Savage River Mines from 1984 until 1997, then became Senior Consultant to Cliffs' operations in Australia based in Perth at that time. Mr Beech-Jones has continued his association with Cliffs on a part-time basis since retiring in 2000. Mr Beech-Jones qualified with a Higher National (Diploma) in chemistry at Flintshire College of Technology in the United Kingdom before emigrating to Australia in 1964.

2.3   OVERVIEW OF CLIFFS AND ITS PRINCIPAL ACTIVITIES

      History and operations

      Founded in 1847, Cliffs is the largest producer of high-quality iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cliffs is listed on the NYSE.

      Cliffs operates six iron ore mines located in Michigan, Minnesota and Eastern Canada, which currently have the capacity to produce approximately 37 million tonnes of iron ore pellets annually. Based on Cliffs' percentage ownership of the mines it operates, its share of the pellet production capacity is currently approximately 23 million tonnes annually, representing approximately 28% of total North American pellet capacity.

      Cliffs sells its share of iron ore production pursuant to long term supply agreements. Cliffs has repositioned itself from a manager of iron ore mines on behalf of steel company owners to primarily a merchant of iron ore to steel company customers and continues to seek additional investment opportunities in iron ore mines. Cliffs has increased its ownership in four of its six mines in recent years. This increased ownership has allowed it to convert its mine partners into customers with long term supply agreements. The increased mine ownership has also served to improve the competitiveness of Cliffs' operations by allowing it to make operating and capital decisions faster and more efficiently and enhancing its ability to improve productivity, decrease production costs and continuously improve pellet quality.

      For the year ended 31 December 2003, Cliffs produced a total of 30.8 million tonnes of iron ore, including 18.4 million tonnes for its account and 12.4 million tonnes on behalf of the steel company owners in the mines. For the nine months ended 30 September 2004, Cliffs produced a total of 25.6 million tonnes of iron ore, including 15.9 million tonnes for its account and 9.7 million tonnes on behalf of the steel company owners in the mines.

      In December 2003, Cliffs partnered with Laiwu Steel Group of China to acquire the assets of a bankrupt mine in Minnesota and to restart it under the name United Taconite. Cliffs manages the mine which produces approximately 5 million tonnes per annum. Laiwu (30% owner) and Cliffs (70% owner) take their equity share of the mine's pellet production. Through sales and trade agreements arranged by Cliffs, Laiwu receives pellets from Cliffs' Wabush Mine in Canada to optimise shipping efficiencies.

2.4   MAJOR SHAREHOLDERS OF CLIFFS

      In excess of 85% of Cliffs' outstanding common shares are held by institutional investors.

2.5   FINANCIAL INFORMATION REGARDING CLIFFS

      On a consolidated basis, Cliffs reported total assets of US$895.2 million (A$1,162.6 million) as at 31 December 2003, and a loss of US$32.7 million (A$42.5 million) for the year ended 31 December 2003. For the nine month period ended 30 September 2004 Cliffs reported total assets of US$1,092 million (A$1,418.2 million) and achieved an estimated after tax profit of US$120.3 million (A$156.2 million).

2.6   PUBLIC ANNOUNCEMENTS BY CLIFFS AUSTRALIA IN RELATION TO THE OFFER

      On 12 January 2005, Cliffs Australia and Portman made a joint public announcement to the ASX in relation to the takeover offer for Portman. A copy of this announcement is contained in Appendix 4 of this Bidder's Statement.

2.7   PUBLICLY AVAILABLE INFORMATION

      The shares of Cliffs are admitted to the official list of the NYSE. As such, Cliffs is subject to the continuing reporting obligations of the SEC. A substantial amount of information concerning Cliffs is publicly available and may be accessed by referring to the company's website (www.cleveland-cliffs.com) or the SEC website (www.sec.gov).

3     INFORMATION ON PORTMAN

3.1   DISCLAIMER

      The following information on Portman securities has been prepared by Cliffs Australia using publicly available information and certain information provided to Cliffs Australia by Portman pursuant to a limited due diligence investigation which Cliffs has conducted. This information has not been independently verified. Accordingly, Cliffs Australia does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of this information.

      The information on Portman in this Bidder's Statement should not be considered comprehensive.

      In addition, the Corporations Act requires the directors of Portman to provide a Target's Statement to holders of Portman Shares in response to this Bidder's Statement, setting out certain material information concerning Portman. Portman's Target's Statement is set out in Section IV of this booklet.

3.2   OVERVIEW OF PORTMAN AND ITS PRINCIPAL ACTIVITIES

      Portman is a Western Australian based iron ore mining and exploration company. Portman is listed on the ASX and its shares are traded on the regulated unofficial market of the Frankfurt Stock Exchange. The Portman Group's key assets are its 100% owned Koolyanobbing iron ore project ("KOOLYANOBBING"), located near Southern Cross in Western Australia, and its 50% joint venture interest in the Cockatoo Island iron ore project.

      KOOLYANOBBING (100% INTEREST)

      The Koolyanobbing project is located 425 kilometres east of Perth and approximately 50 kilometres north-east of the town of Southern Cross. Koolyanobbing produces lump and fine iron ore with a current capacity of approximately 5.4 million tonnes per annum. All of the ore mined is transported by rail to the Port of Esperance, 578 kilometres to the south, for shipment to Asian customers.

      The capacity of the Koolyanobbing project is in the process of being expanded to 8 million tonnes per annum. This expansion is primarily driven by the development of the "Northern Tenements" iron ore resources at Mt Jackson and Windarling, located 100 kilometres north of the existing Koolyanobbing operations. The upgrade in expansion capacity is expected to be completed by the fourth quarter of 2005.

      At the expanded long-term production rate of 8 million tonnes per annum, Koolyanobbing is expected to have a mine life of at least 13 years based on a reserve estimate of 94.6 million tonnes at 62.26% iron purity from a total resource of 150.9 million tonnes at 62.14% iron purity.

      COCKATOO ISLAND (50% INTEREST)

      Cockatoo Island is located off the Kimberley Coast of Western Australia, approximately 3,000 kilometres north of Perth and is a 50:50 Joint Venture with mining contracting group, Henry Walker Eltin. The project encompasses high grade, low impurity iron ore with mineral resources as at 30 June 2004 reported as 4.9 million tonnes at 68.17% iron purity.

3.3   DIRECTORS

      As at the date of this Bidder's Statement, there are six directors of Portman, namely:

      -     George Francis Jones, Non-executive Director and Chairman.

      -     Barry John Eldridge, Managing Director.

      -     Richard Knight, Non-executive Director.

      -     Michael Delaney Perrott, Non-executive Director.

      -     Fiona Elizabeth Harris, Non-executive Director.

      -     Malcolm Hugh Macpherson, Non-executive Director.

      Profiles of the directors of Portman are provided in Annexure A of the Target's Statement.

3.4   MAJOR SHAREHOLDERS

      As at the Announcement Date the Barclays Group was the only person that had lodged a substantial holding notice with Portman.

3.5   RECENT PORTMAN SHARE PRICE PERFORMANCE

      The latest recorded sale price of Portman Shares on the ASX before the public announcement of the Offer was A$3.05.

      The latest recorded sale price of Portman Shares on the ASX before the date on which this Bidder's Statement was lodged with ASIC was A$3.45.

      The highest recorded sale price of Portman Shares on the ASX in the 12 months before the public announcement of the Offer was A$3.19.

      The lowest recorded sale price of Portman Shares in the last 12 months before this Bidder's Statement was lodged with ASIC was A$1.34.

      Portman Shares have not traded above the Offer Price in the last 12 months before the public announcement of the Offer.

      The following graph sets out the share price of Portman Shares on the ASX in the 12 months prior to the announcement of the Offer.

                                  [LINE GRAPH]



      Source: IRESS Market Technology

3.6   FINANCIAL POSITION

      Section 4 of the Target's Statement contains further information about the recent financial position of the Portman Group.

3.7   PUBLICLY AVAILABLE INFORMATION

      Portman is a company listed on the ASX and is subject to the periodic and continuous disclosure requirements of the Corporations Act and the ASX Listing Rules. Portman's annual report for the year ended 2003 was given to the ASX on 22 April 2004.

      Since 31 December 2003, Portman has made a number of announcements to the ASX that may be relevant to its financial position. A brief description of each announcement by Portman since 31 December 2003 is set out in Appendix 3 of this Bidder's Statement (a copy of each of these announcements may be obtained from the ASX). Information (including copies of financial statements) may also be obtained from Portman's website at www.portman.com.au and from the ASX web site at www.asx.com.au.

4     CLIFFS AUSTRALIA'S INTENTIONS

4.1   OVERVIEW AND DISCLAIMER

      This section sets out Cliffs Australia's intentions, on the basis of the facts and information concerning Portman known to Cliffs Australia, in relation to the following:

      (a)   the continuation of the business of Portman;

      (b) any significant changes to be made to the business of Portman, including any redeployment of the fixed assets of Portman; and

      (c)   the future employment of the present employees of Portman.

      These intentions are based on the information concerning Portman, its business and the general business environment which is known to Cliffs Australia at the time of the preparation of this Bidder's Statement.

      Cliffs Australia has reviewed information in the public domain concerning Portman, its business, and the general business environment in which it operates, and the limited information about Portman's business activities made available to Cliffs Australia pursuant to its due diligence investigations before the date of this Bidder's Statement. Based on its review of that material, and on its current assessment of Portman's operations, Cliffs Australia's intentions in relation to Portman are summarised below. Statements set out in this section are statements of current intentions only which may change as new information becomes available or circumstances change.

      Cliffs Australia's intentions as set out in this Bidder's Statement have been approved by, and reflect the intentions of, Cliffs (its parent company).

4.2   RATIONALE FOR THE OFFER

      The proposed acquisition of Portman is a continuation of Cliffs' strategy to broaden its scope as a supplier of iron ore to the global steel industry through the acquisition of additional mining interests. Cliffs is particularly focussed on expanding international investments to leverage its expertise in mining and upgrading iron ore so that it may capitalise on the demand for steel and iron ore in areas such as China and Japan.

      Cliffs began selling iron ore into the China market in 2003 and has since expanded sales to China through its partner Laiwu Steel. Portman has sales offices in China and Japan and enjoys established customer relationships with steel makers in both countries. Cliffs believes the acquisition of Portman through the Offer will provide Cliffs with an immediate on the ground presence in China, Japan and Australia, and a platform from which to further expand its presence into China and elsewhere in Asia.

      Given that Cliffs has no iron ore business in Australia, Cliffs Australia intends (subject to the comments referred to below) to continue the existing business of Portman which includes:

            -     the continued exploration within Portman's mineral leases;

            -     the mining of iron ore at Koolyanobbing and Cockatoo Island;

            -     the development of the Northern Tenements;

            -     the expansion of the Koolyanobbing production facilities; and

            - the expansion of the capacity of the rail and Esperance Port facilities.

4.3   STRATEGIC REVIEW

      (a)   General

      As Cliffs Australia does not currently have access to all material information, facts and circumstances necessary to assess the operational, commercial, taxation and financial position of Portman, following the close of the Offer, Cliffs Australia intends to undertake a detailed review of Portman's business, assets and operations to evaluate their performance, profitability, prospects and strategic relevance for Cliffs Australia in light of the more detailed information then available to it, and to determine business plans for their future with a view to improving productivity and profitability. This may lead to the modification of some of Portman's existing projects and activities, or the introduction of new projects and new activities, although final decisions will only be reached by Cliffs Australia after its strategic review and in light of all material facts and circumstances.

      (b)   Non-duplication of functions

      As noted above, Cliffs does not presently produce or supply iron ore from Australia. Accordingly, whilst over the medium term Cliffs Australia intends to explore achieving efficiencies across the Merged Group by seeking to eliminate any duplication of functions where it is economically efficient to do so, Cliffs Australia intends (subject to the considerations outlined above) to continue operations at Portman's existing mines and infrastructure facilities.

      Cliffs has been impressed with the management of Portman in its dealings with them to date. In addition, there are few synergies between the operations of Cliffs and Portman. Therefore, Cliffs Australia presently intends to continue the employment of all staff (subject to the strategic review detailed in section 4.3(a) above).

4.4   INTENTIONS UPON ACQUIRING 90% OR MORE OF PORTMAN SHARES

      It is Cliffs Australia's present intention, following the close of the Offer, to control the board of directors of Portman and to acquire 100% of Portman Shares and of all Portman Options.

      This section sets out Cliffs Australia's intentions if it acquires 90% or more of Portman Shares and is entitled to proceed to compulsory acquisition of the outstanding Portman Shares.

      (a)   Compulsory Acquisition

            If Cliffs Australia becomes entitled to do so under the Corporations Act, Cliffs Australia intends to despatch notices seeking compulsory acquisition of all outstanding Portman Shares and Portman Options in accordance with the provisions of the Corporations Act.

      (b)   ASX Listing

            At the conclusion of the compulsory acquisition process, Cliffs Australia intends to procure the removal of Portman from the official list of the ASX.

      (c)   Directors

            Cliffs Australia will replace all members of the board of directors of Portman with its own nominees.

      (d)   Strategic review and implementation of efficiencies

            As mentioned in section 4.3(a) above, Cliffs Australia intends to undertake a detailed strategic and operational review of Portman following the close of the Offer. At present, as Cliffs does not conduct an iron ore business in Australia, Cliffs Australia intends (subject to the considerations outlined above) to continue operations at Portman's existing mines and infrastructure facilities.

4.5   INTENTIONS UPON ACQUISITION OF LESS THAN 90% OF PORTMAN SHARES

      This section sets out Cliffs Australia's intentions if it were to declare the Offer free from the 90% minimum acceptance condition without becoming entitled to compulsorily acquire the outstanding Portman Shares but, by virtue of acceptance of the Offer, Cliffs Australia were to gain effective control of Portman.

      Cliffs Australia reserves its right to declare the Offer free from the 90% minimum acceptance condition (or any other condition) to the Offer, although it has no present intention to do so.

      In the event that Cliffs Australia declares the Offer free of the 90% minimum acceptance condition without becoming entitled to proceed to compulsory acquisition, but where Cliffs Australia gains effective control of Portman, Cliffs Australia's current intentions are as set out below.

      (a)   ASX Listing

            Cliffs Australia intends to maintain Portman's listing on the ASX, provided requirements for listing (including a sufficient spread of investors) are satisfied (although in this event the liquidity of Portman Shares on the ASX is likely to be materially diminished).

      (b)   Directors

            Subject to the Corporations Act and Portman's constitution, Cliffs Australia intends to replace the members of the board of Portman with nominees of Cliffs Australia and an appropriate number of independent directors to represent minority shareholders.

            Cliffs Australia has not made any decision about who would be nominated for appointment to the board of Portman in this case.

            Cliffs Australia intends that any nominee directors appointed to the board of Portman will act at all times in accordance with their fiduciary duties.

      (c)   Strategic review and implementation of efficiencies

            Cliffs Australia, through its nominees on the Portman board, is likely to propose that the intentions described in sections 4.3 and
            4.4 above be implemented, to the extent that it is economically and practically feasible, subject to the requirements of the Listing Rules, the Corporations Act and any other applicable legislation.

      (d)   Dividends

            Cliffs Australia, through its nominees on the Portman board, is likely to propose that Portman review the dividend policy of Portman having regard to any capital funding requirements of Portman identified in its strategic review.

            Cliffs Australia intends, through its nominees to the Portman board, that Portman's dividend policy reflects a balance between ensuring free cash flow is distributed to shareholders whilst ensuring that adequate capital is maintained in the business to facilitate its ongoing activities.

            It is possible that no dividends will be payable in these circumstances.

      (e)   Remaining Portman shareholders

            If Cliffs Australia waives its minimum acceptance condition then Portman shareholders should be aware that if they do not accept Cliffs Australia's Offer they may become a `locked-in' minority (due to the consequential effect on the liquidity and trading price of Portman Shares) after the end of the Offer Period if Cliffs Australia holds a majority of Portman Shares but is not entitled to compulsorily acquire the remaining Portman Shares.

      (f)   Limitations on Intentions

            Cliffs Australia would only make a decision on the above matters following receipt of appropriate legal and financial advice. Cliffs Australia's intentions must be read as being subject to the legal obligation of Portman's directors, including any nominees of Cliffs Australia, to have regard to the interests of Portman and all Portman shareholders.

            In particular, if Cliffs Australia obtains control (but not 100%) of Portman, Cliffs Australia will be a "related party" of Portman within the meaning of Chapter 2E of the Corporations Act and consequently, within the meaning of the ASX Listing Rules. Cliffs Australia's ability to implement its intentions would therefore be subject to its obligations and the obligations of Portman to comply with the applicable provisions of the Corporations Act and (provided Portman remained listed) the ASX Listing Rules regarding related party transactions.

4.6   INTENTIONS GENERALLY

      Except for the changes and intentions set out in this section 4, Cliffs Australia intends, based on the information presently known to it:

      (a)   to continue the businesses of Portman;

      (b) not to make any major changes to the business of Portman or the deployment of Portman's assets; and

      (c)   to continue the employment of Portman's employees.

5     INFORMATION ON PORTMAN SECURITIES

5.1   DISCLAIMER

      The following information on Portman securities has been prepared by Cliffs Australia using publicly available information and certain information provided to Cliffs Australia by Portman. This information has not been independently verified. Accordingly, Cliffs Australia does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of such information. In particular, some of the information in sections 5.2 and
      5.3 is based on publicly available information which may not be complete.

      Further information in relation to Portman's securities may be contained in the Target's Statement.

5.2   PORTMAN SHARES ON ISSUE

      Portman is listed on the ASX and its shares are traded on the regulated unofficial market of the Frankfurt Stock Exchange.

      According to information provided to Cliffs Australia by Portman, as at the date of this Bidder's Statement, the total number of issued Portman Shares is 175,680,073.

5.3   PORTMAN OPTIONS

      The total number of Portman Options on issue which could be converted into Portman Shares of an equivalent number, according to documents lodged by Portman with the ASX as at 20 January 2005 is 4,388,433. The Portman Options are not quoted and all are in-the-money (ie the price of the underlying Portman Shares is greater than the exercise price of the Portman Options).

      EMPLOYEE SHARE OPTION PLAN

      The ESOP was adopted by the shareholders of Portman on 8 April 1998 and is the only option plan operated by Portman. Under the ESOP, Portman has issued 1,117,667 Portman Options which are outstanding to eligible employees (the "ESOP OPTIONS").

      The outstanding ESOP Options were granted between 2 April 2001 and 25 June 2003 and have exercise prices ranging between A$1.153 and A$2.427. The ESOP Options are exercisable at the end of one year from the grant date, subject to satisfaction of certain performance hurdles, and expire five years from the grant date.

      If Cliffs Australia acquires more than 50% of Portman Shares then the holders of ESOP Options may exercise any of those options at any time during the six month period following the date the Offer becomes unconditional (subject to the expiry date of those options).

      DIRECTORS OPTIONS

      Portman has issued options to directors ( the "DIRECTORS OPTIONS") that are not issued under, but are subject to the rules of, the ESOP. There are a total of 1,500,000 Directors Options which are outstanding.

      All outstanding Directors Options were granted between 24 May 2001 and 19 April 2002 with exercise prices ranging between A$1.227 and A$2.427. The options are exercisable at the end of one year from the grant date, subject to satisfaction of certain performance hurdles, and expire five years from the grant date.

      If Cliffs Australia acquires more than 50% of Portman Shares then the holders of Directors Options may exercise any of those options at any time during the six month period following the date the Offer becomes unconditional (subject to the expiry date of those options).

      OTHER OPTIONS

      Portman has issued options to certain consultants and to the managing director of Portman (the "Non ESOP Options"). One option agreement is subject to the ESOP rules, with the rest being entirely separate from the ESOP. There are a total of 1,770,766 Non ESOP Options which are outstanding.

      All outstanding Non ESOP Options were granted between 29 January 2001 and 29 August 2003 with exercise prices ranging between A$1.031 and A$1.919. The options granted subject to the ESOP rules are exercisable in tranches on certain dates, subject to performance hurdles, and expire five years from the grant date. The options which are entirely separate from the ESOP are all currently exercisable, with no performance hurdles required to be met, and expire five years from the grant date.

      If Cliffs Australia acquires more than 50% of Portman Shares then the holders of Non ESOP Options which are subject to the ESOP rules may exercise any of those options at any time during the six month period following the date the Offer becomes unconditional (subject to the expiry date of those options).

5.4   CANCELLATION OF OPTIONS

      Cliffs Australia and Portman intend to make individual proposals to each holder of Portman Options to cancel their options in consideration, per Portman Option, for the payment of A$3.40 less the relevant exercise price of the Portman Option. The consideration for the cancellation will be provided by Cliffs Australia.

      The cancellation and payment of consideration will be subject to the satisfaction or waiver of the following conditions:

      (a) that each condition to which the Offer is subject is either fulfilled or waived; and

      (b)   that Portman is removed from the official list of the ASX.

      The Offer is conditional on the holders of 75% of the Portman Options either exercising their options or entering into an Option Cancellation Deed. The Option Cancellation Deed may be terminated by a holder of Portman Options if a superior competing offer has been announced and Cliffs Australia has not matched or exceeded that offer within seven business days. Portman has advised Cliffs Australia that they anticipate that all holders of Portman Options will enter into an Option Cancellation Deed before the end of the Offer Period.

5.5   DETAILS OF RELEVANT INTERESTS IN PORTMAN SECURITIES

      As at the date of this Bidder's Statement, and the date immediately before the first Offer was sent, Cliffs Australia did not have a relevant interest in any Portman Shares.

5.6   DETAILS OF VOTING POWER IN PORTMAN

      Cliffs Australia did not have any voting power in Portman as at the date of this Bidder's Statement or as at the date immediately before the first Offer was sent.

5.7   CONSIDERATION PROVIDED FOR PORTMAN SECURITIES DURING PREVIOUS 4 MONTHS

      Cliffs Australia and its associates have not acquired or disposed of Portman Shares during the period of 4 months including on the day immediately before the date of the Offer.

5.8   INDUCING BENEFITS GIVEN DURING PREVIOUS 4 MONTHS

      Except as set out in this Bidder's Statement, neither Cliffs Australia nor any of its associates has, during the period of 4 months ending on the day immediately before the date of the Offer, given, offered or agreed to give, a benefit to another person and the benefit was likely to induce the other person, or an associate, to:

      (a)   accept an Offer; or

      (b)   dispose of Portman Shares,

      which benefit was not offered to all holders of Portman Shares under the Offer.

6     FUNDING

6.1   MAXIMUM CASH CONSIDERATION

      The consideration for the acquisition of Portman Shares to which the Offer relates will be satisfied wholly in cash and, if all of the Offers are accepted, will be approximately A$605 million (assuming all Portman Options are exercised) or approximately A$597 million (assuming none of the Portman Options are exercised).

      (All figures above are calculated on the basis that cash payments by Cliffs Australia to accepting shareholders are A$3.40 per Portman Share).

6.2   CLIFFS AUSTRALIA'S INTERNAL BORROWING ARRANGEMENTS

      Cliffs has irrevocably and unconditionally undertaken to fund, or procure that one of its wholly owned subsidiaries funds, Cliffs Australia (in whatever form Cliffs Australia may require) with the total Australian dollar cash consideration required to satisfy Cliffs Australia's obligations under the Offer together with the consideration for the cancellation of the Portman Options and amounts required to cover all transaction costs associated with the Offer.

      The right of Cliffs Australia to draw down funds cannot be revoked by Cliffs and is not subject to any condition precedent.

6.3   CLIFFS' FINANCIAL RESOURCES

      Cliffs has:

      - cash funds totalling approximately US$400 million which are immediately available to pay for the consideration for the acquisition of all Portman Shares; and

      - a firm commitment letter for a US$100 million 364 day revolving credit facility (the "Facility") proposed to be provided by Fifth Third Bank and Fleet National Bank (a Bank of America company).

      The principal terms and conditions on which funds are to be made available under the Facility are set out in a facility letter given by Fifth Third Bank and Fleet National Bank to Cliffs and accepted by Cliffs.

      Cliffs proposes to enter into full documentation with Fifth Third Bank and Fleet National Bank in respect of the Facility as soon as practicable after the date of this Bidder's Statement. The Facility replaces a US$30 million revolving credit facility which is currently in place and the documentation will be on substantially the same terms as the existing facility.

      The Facility will be immediately available for drawdown on execution of the Facility documentation and on satisfaction of the conditions precedent to drawdown.

      There will be no material conditions precedent to drawdowns under the Facility. There is no reason currently known to Cliffs Australia why the conditions precedent will not be able to be satisfied at any time at which drawdown of the Facility will be required.

      The Facility will also contain events of default, undertakings, representations and warranties and other provisions usual for facilities and arrangements of this nature. Cliffs Australia has no reason to believe that any of the events of default will occur such that drawdowns will not be able to be made.

      The funds available from the Facility are not required for any operations of the Cliffs Group.

      The cash funds and the funds available from the Facility equate to approximately A$650 million (based on an exchange rate of A$1 = US$0.77) which is more than the amount required to fund the maximum consideration payable pursuant to the Offer (assuming all Portman Options are exercised) and all associated transaction costs, including advisers' fees.

7     AUSTRALIAN TAXATION CONSIDERATIONS

7.1   INTRODUCTION

      The following is an outline of the principal Australian income tax consequences generally applicable to a shareholder who disposes of Portman Shares under the Offer. This outline reflects the current provisions of the Income Tax Assessment Act 1936 (Cwlth) and the Income Tax Assessment Act 1997 (Cwlth) and the regulations made under those Acts, and Cliffs Australia's understanding of the current administrative practices of the Australian Taxation Office. The outline does not otherwise take into account or anticipate changes in the law, whether by way of judicial decision or legislative action, nor does it take into account tax legislation of countries apart from Australia.

      The following outline is not exhaustive of all possible Australian income tax considerations that could apply to particular shareholders. The outline only applies to shareholders who hold their Portman Shares on capital account. It does not apply to shareholders who hold their Portman Shares in the course of a business of trading or dealing in such securities or that may have acquired their Portman Shares as a result of the exercise of any of the options referred to in section 5.3 above. The taxation consequences of the Offer for those persons will depend on their particular circumstances, and they should accordingly seek specialist advice tailored to those circumstances.

      The outline principally deals with shareholders that are residents of Australia for tax purposes. Shareholders who are not resident in Australia for tax purposes should take into account the tax consequences under the laws of their country of residence, as well as under Australian law, of acceptance of the Offer.

      You are advised to consult with your own tax adviser regarding the consequence of acquiring, holding or disposing of Portman Shares in light of current tax laws and your particular investment circumstances.

7.2   TAXATION ON THE DISPOSAL OF PORTMAN SHARES

      If you accept the Offer, you will be treated as having disposed of your Portman Shares for Australian capital gains tax ("CGT") purposes. If for any reason the Offer does not proceed, no disposal will occur and no CGT implications should arise.

      The CGT consequences arising on disposal of your Portman Shares will depend on a number of factors including:

      - if you acquired, or were deemed to have acquired, Portman Shares prior to 20 September 1985 ("pre-CGT assets");

      - if you choose to apply a CGT "discount percentage" to the disposal of your Portman Shares;

      -     if you are a non-resident of Australia.

      DISPOSAL OF PORTMAN SHARES THAT ARE pre-CGT assets

      If you held Portman Shares which are pre-CGT assets you should not be taxed on any capital gain you make on disposal of your Portman Shares. If only some of your Portman Shares were pre-CGT assets, you should not be taxed on any capital gain on the disposal of such assets. Note, however, there are circumstances where a shareholder which is a company or a certain type of trust may be deemed to have acquired Portman Shares on or after 20 September 1985, so that such shares would not be pre-CGT assets but instead would be considered "POST-CGT ASSETS". In this case, the consequences described below for the disposal of Portman Shares that are post-CGT assets would generally apply, subject to certain modifications to the calculation of your cost base to reflect that the Shares have changed from being pre-CGT assets to post-CGT assets. You should seek advice from your taxation adviser as to the taxation implications of accepting the Offer if these circumstances are relevant to you.

      DISPOSAL OF PORTMAN SHARES THAT ARE POST-CGT ASSETS

      Unless your Portman Shares are pre-CGT assets (see above), the following consequences will apply to you.

      You may make a capital gain or capital loss from acceptance of the Offer, depending on whether the capital proceeds from the disposal of your Portman Shares are greater than your cost base (or in some cases, the indexed cost base) for those shares (a capital gain) or whether the capital proceeds are less than your reduced cost base for those shares (a capital loss).

      The capital proceeds for the disposal of your Portman Shares will be the purchase price of A$3.40.

      The cost base of your Portman Shares would generally be the amount you paid to acquire Portman Shares as well as costs associated with the acquisition of your Portman Shares (such as brokerage).

      If your Portman Shares were acquired at or before 11.45am on 21 September 1999, you have held your Portman Shares for at least 12 months before the time of disposal and you are a shareholder who is an individual, a complying superannuation entity, the trustee of certain trusts, or certain other specified special entities, you may elect to adjust the cost base of your Portman Shares to include indexation by reference to changes in the Consumer Price Index from the calendar quarter in which Portman Shares were acquired until the quarter ended 30 September 1999. Portman shareholders which are companies will generally be entitled to include that indexation adjustment without making an election if their Portman Shares were acquired at or before 11.45am on 21 September 1999 and were held for at least 12 months before the time of disposal.

      Indexation adjustments are taken into account only for the purposes of calculating a capital gain.

      If you are an individual, a complying superannuation entity, the trustee of certain trusts or certain other specified special entities and you acquired Portman Shares at least 12 months before you sell them, then you may be able to apply a CGT "discount percentage" to the disposal of Portman Shares, provided that you have not or cannot elect to use indexation of your cost base (as outlined above). The CGT discount entitles the shareholder to reduce any net capital gain on the disposal of Portman Shares (after deducting available capital losses of the shareholder) either by half in the case of individuals and the trusts mentioned above and by one-third in the case of complying superannuation entities and certain other specified special entities. (However, trustees, other than trustees of complying superannuation entities, should seek specific advice regarding the tax consequences of distributions attributable to discounted capital gains.) The tax law also allows shareholders of certain listed companies to obtain benefits similar to those conferred by discount capital gains. Portman shareholders which are companies do not qualify for a CGT discount.

      Capital gains and capital losses are aggregated to determine whether you have made a net capital gain or net capital loss in the tax year in which you are treated as having disposed of your Portman Shares. If there is a net capital gain, then the amount of that net capital gain (after application of any relevant CGT discount - see above) is included in your assessable income.

      A net capital loss cannot be deducted against assessable income earned in that tax year or in any later tax year, but may be carried forward to be offset against capital gains made in a later tax year. The CGT discount does not apply to capital losses.

7.3   NON-RESIDENT SHAREHOLDERS

      If you are a non-resident of Australia for tax purposes, you will generally not have to pay Australian tax on any capital gain when you sell or dispose of your Portman Shares (including by accepting the Offer), provided that:

      - you have not beneficially owned (together with associates) 10% or more of the value of the issued capital of Portman within the five year period before the disposal of Portman Shares; or

      - Portman Shares are not held as an asset of a permanent establishment which you have in Australia.

      If you buy and sell shares in the ordinary course of business, or acquired the shares for resale at a profit, you should seek your own Australian tax advice.

      You should also seek advice from your taxation adviser as to the taxation implications of accepting the Offer in your country of residence.

7.4   STAMP DUTY

      Any stamp duty payable on the transfer of Portman Shares to Cliffs Australia pursuant to the Offer will be paid by Cliffs Australia.

8     ADDITIONAL INFORMATION

8.1   DUE DILIGENCE

      For the purpose of confirming its assessment of whether or not to offer to acquire all of Portman Shares, Cliffs Australia was given access by Portman to certain information concerning Portman and it subsidiaries which has not been disclosed generally to Portman shareholders. Except as set out elsewhere in this Bidder's Statement, none of the information to which Cliffs Australia was given access was, in the opinion of Cliffs Australia, of such a nature and quality that, if the information were generally available, a reasonable person would expect it to have a material effect on the price or value of Portman Shares, or in the opinion of Cliffs Australia and except as disclosed in this Bidder's Statement, would otherwise be material to a decision by a Portman shareholder whether or not to accept the Offer.

      However, the fact that Cliffs Australia's decision to make the Offer was confirmed by its review of the information to which it had access may itself be regarded as information material to the decision by a Portman shareholder whether or not to accept the Offer.

8.2   CHANGE OF CONTROL

      COCKATOO ISLAND IRON ORE PROJECT

      As noted in section 3.2 above, Portman has a 50% interest in a joint venture with HWE Cockatoo Pty Ltd ("HWE") in respect of the Cockatoo Island iron ore project. Portman's interest is held by a wholly owned subsidiary, Portman Iron Ore Limited ("PORTMAN IRON").

      The joint venture agreement contains a change of control provision which will be triggered if Cliffs Australia acquires effective control of Portman Iron as a result of the acquisition of more than 50% of Portman Shares through the Offer. If the change of control occurs then HWE has the option to acquire Portman Iron's interest in the joint venture at a price to be mutually agreed between the parties, or as determined by an expert in the absence of such agreement.

      Cliffs Australia believes that the risk of HWE terminating the joint venture agreement is low.

      In addition, Portman Iron and HWE are parties to a sales agency agreement under which Portman Iron acts as HWE's agent and representative worldwide for the marketing, sale and distribution of its share of the iron ore produced by the Cockatoo Island iron ore joint venture. This agreement also contains a change of control provision which would allow HWE to terminate the sales agency agreement if Cliffs Australia acquires 50% or more of Portman Shares under the Offer without HWE's consent.

      Cliffs Australia believes that the risk of HWE terminating the sales agency agreement is low.

      ESPERANCE PORT AUTHORITY OPERATING AGREEMENT

      Portman Iron and Esperance Port Authority ("EPA") are parties to an operating agreement under which EPA arranges and manages the unloading and stockpiling of iron ore at the Esperance Port and loads it onto vessels for shipment to Portman

      Iron's customers. Portman and EPA are also parties to a deed of guarantee and indemnity under which Portman guarantees the performance of Portman Iron's obligations under the operating agreement.

      The agreement and the deed of guarantee and indemnity each contain change of control provisions which would allow EPA to terminate the operating agreement if Cliffs Australia acquires effective control of Portman Iron as a result of the acquisition of Portman Shares through the Offer without EPA's consent.

      It is intended that Cliffs will have discussions with the EPA. Cliffs has no reason to believe that the EPA will terminate the agreement.

      COMMONWEALTH BANK OF AUSTRALIA FACILITY

      Portman has a A$40 million Multi-Option Facility Agreement with Commonwealth Bank of Australia ("CBA"). The acquisition of more than 20% of the shares in Portman by Cliffs Australia will trigger a change of control provision in the facility agreement pursuant to which CBA may take certain action, including terminating the facility and demanding repayment of outstanding amounts.

      If the Offer becomes unconditional, Cliffs Australia will discuss with CBA whether it intends to exercise its termination right. Should CBA seek to terminate the facility, Cliffs Australia intends to refinance the facility with an alternative financial institution and does not anticipate any difficulties in being able to do so.

8.3   ASIC MODIFICATIONS

      Cliffs Australia has not obtained any modifications to or exemptions from the Corporations Act from ASIC specifically for the Offer. Cliffs Australia may rely on class order relief granted by ASIC.

8.4   CONDITIONS

      The conditions of the Offer are set out in Appendix 2. In summary, these conditions are:

      -     minimum acceptance of 90%;

      -     Foreign Investment Review Board approval;

      - between the Announcement Date and the end of the Offer Period no orders (or applications for orders) being made which restrain or prohibit or materially adversely impact on the Offer, the completion of any transaction contemplated by the Offer or the rights of Cliffs Australia in respect of Portman Shares to be acquired under the Offer, or which require the divestiture of shares or assets (other than an application to or a determination by ASIC or the Takeovers Panel in exercise of the powers and discretions conferred by the Corporations Act or an action taken by those persons set out in subsections 657G(2) and 659B(1) of the Corporations Act);

      - between the Announcement Date and the end of the Offer Period no specified event occurring that has or is reasonably likely to have a material adverse effect on the circumstances of Portman or any of its subsidiaries;

      - no profit warnings made by Portman between the Announcement Date and the end of the Offer Period;

      - no material acquisitions, disposals or expenditure by Portman or any of its subsidiaries between the Announcement Date and the end of the Offer Period;

      - no persons exercising rights under certain agreements or instruments with Portman as a result of the acquisition of Portman Shares by Cliffs Australia between the Announcement Date and the end of the Offer Period;

      - no decline in the S&P ASX 200 Index below 3,500 on any trading day between the Announcement Date and the end of the Offer Period;

      - no "prescribed occurrences" (being occurrences listed in section 652C of the Corporations Act) occurring in relation to Portman between the Announcement Date and the end of the Offer Period; and

      - agreements to cancel 75% of all of Portman Options being entered into.

8.5   BROKER COMMISSION

      Cliffs Australia will offer to pay a commission to brokers who solicit acceptances of Cliffs Australia's Offer from their clients.

      Any commission payments will be paid only in respect of parcels of Portman Shares held by a shareholder who is not a broker or an associate of a broker (determined at the discretion of Cliffs Australia).

      Commission payments will not exceed 0.50% of the value of parcels of Portman Shares held by shareholders who accept the Offer, and will be subject to minimum payments (not exceeding A$50) and maximum payments (not exceeding A$750) for each acceptance.

      If a commission is offered, it will be payable to brokers only and subject to the condition that no part of the fee will be able to be passed on or paid to Portman shareholders. It is Cliffs Australia's intention that, once an offer of commission has been made to any broker by Cliffs Australia, the commission arrangement will remain in place for the balance of the Offer Period and the amount of the commission offered will not be increased during that period.

8.6   CONSENTS

      This Bidder's Statement contains statements made by, or statements based on statements made by, Cliffs. Cliffs has consented to the inclusion of:

      (a)   each statement it has made; and

      (b)   each statement which is based on a statement it has made,

      in this Bidder's Statement in the form and context in which those statements appear.

      This Bidder's Statement contains a statement in section 5.4 based on a statement made by Portman. Portman has consented to the inclusion of this statement in this Bidder's Statement in the form and context in which that statement appears.

      This Bidder's Statement also includes statements which are in, or based on statements made in, documents announced on the company announcements platform of the ASX by Portman. Under the terms of ASIC Class Order 01/1543, the parties making those statements are not required to consent to, and have not consented to, inclusion of those statements in this Bidder's Statement.

      As required by Class Order 01/1543, Cliffs Australia will make available a copy of these documents (or of relevant extracts from this document), free of charge to shareholders who request it during the Offer Period. To obtain a copy of this document (or the relevant extracts), shareholders may telephone the shareholder information line on 1800 24 23 00 (toll free) (callers in Australia) or +61 2 9207 3622 (callers outside Australia).

8.7   ARRANGEMENTS WITH PORTMAN

      Cliffs and Portman have entered into an agreement pursuant to which:

      (a)   Cliffs has agreed via Cliffs Australia to make the Offer;

      (b)   the board of Portman has agreed:

            (i) in the absence of a superior competing offer to recommend the acceptance of the Offer by Cliffs Australia;

            (ii) from the period from 11 January 2005 until the end of the Offer Period not to solicit competing offers;

            (iii) to advise Cliffs, subject to any applicable confidentiality obligation binding on it, if a third party commences due diligence in respect of Portman;

            (iv)  to pay Cliffs a break fee of A$6 million if:

                  (A) it fails to recommend the Offer in its Target's Statement; or

                  (B)   it adversely changes its recommendation; or

                  (C) a competing offeror becomes entitled to control of Portman or its board of directors;

      (c) Portman is not liable to pay the break fee if it adversely changes its recommendation in circumstances where:

            (i) there is a breach of a condition of the Offer other than as a result of Portman's conduct and Cliffs Australia does not waive its right to rely on the breach within seven business days; or

            (ii) a superior competing offer is made in respect of Portman's shares but the maker of the offer does not acquire control of Portman; and

      (d) the parties agreed to a joint dispatch of the Target's Statement with the Bidder's Statement within 14 days following the Announcement Date.

8.8   OTHER MATERIAL INFORMATION

      Except as set out elsewhere in this Bidder's Statement, the Target's Statement and the information contained in Portman's releases to ASX prior to the date of the Target's Statement there is no other information that is:

      (a) material to the making of a decision by a shareholder whether or not to accept an Offer; and

      (b)   known to Cliffs Australia,

      and has not previously been disclosed to the shareholders.

9     GLOSSARY

9.1   DEFINITIONS

      The following defined terms are used throughout this Bidder's Statement unless the contrary intention appears or the context requires otherwise:

      ACCEPTANCE FORM means the form of acceptance and transfer accompanying this Offer.

      ANNOUNCEMENT DATE means 12 January 2005, being the date of announcement of the Offer.

      ASIC means Australian Securities and Investments Commission.

      ASTC means the ASX Settlement and Transfer Corporation Pty Limited (ABN 49 008 504 532), the body which administers the CHESS system in Australia.

      ASTC SETTLEMENT RULES means the settlement rules of ASTC.

      ASX means Australian Stock Exchange Limited.

      BIDDER'S STATEMENT means this document, being the statement of Cliffs Australia under Part 6.5 Division 2 of the Corporations Act relating to the Offers.

      BROKER means a person who is a share broker and a participant in CHESS.

      BUSINESS DAY means a day on which banks are open for general banking business in Sydney and Perth (not being a Saturday, Sunday or public holiday in that place).

      CHESS means the Clearing House Electronic Subregister System, which provides for electronic share transfer in Australia.

      CHESS HOLDING means a holding of Portman Shares on the CHESS subregister of Portman.

      CONTROLLING PARTICIPANT means the Broker or Non-Broker Participant who is designated as the controlling participant for shares in a CHESS Holding in accordance with the ASTC Settlement Rules.

      CORPORATIONS ACT means the Corporations Act 2001 (Cwlth).

      CLIFFS means Cleveland-Cliffs Inc a company incorporated in Cleveland, Ohio USA.

      CLIFFS AUSTRALIA means Cleveland-Cliffs Australia Pty Ltd (ACN 112 437
      180) a company incorporated in Australia.

      CLIFFS GROUP means Cliffs and its subsidiaries.

      ESOP means Portman's Employee Share Option Plan described in section 5.3 above.

      ISSUER SPONSORED HOLDING means a holding of Portman Shares on Portman's issuer sponsored subregister.

      LISTING RULES means the listing rules of ASX.

      MERGED GROUP means Cliffs and its subsidiaries following the acquisition by Cliffs Australia of all or a majority of Portman Shares.

      NON-BROKER PARTICIPANT means a non-broker participant under the ASTC Settlement Rules.

      NYSE means New York Stock Exchange.

      OFFER PERIOD means the period commencing on 24 January 2005 and ending on 25 February 2005, or such later date to which the Offer has been extended.

      OFFER PRICE means A$3.40 per Portman Share.

      OFFER TERMS means the terms and conditions of the Offers set out in Appendices 1 and 2 to this Bidder's Statement.

      OFFERS means the offers by Cliffs Australia on the Offer Terms to acquire Portman Shares referred to in Appendix 1 of this Bidder's Statement and Offer shall be construed accordingly.

      OPTION CANCELLATION DEED means an agreement between Cliffs Australia, Portman and each holder of Portman Options to cancel Portman Options.

      PORTMAN means Portman (ABN 22 007 871 892), a company incorporated in Australia.

      PORTMAN GROUP means Portman and each of its subsidiaries.

      PORTMAN IRON means Portman Iron Ore Limited, a subsidiary of Portman.

      PORTMAN OPTIONS means the options described in section 5.3 of this Bidder's Statement and any other options to subscribe for the issue of Portman Shares.

      PORTMAN SHARES means fully paid ordinary shares in the capital of Portman.

      PUBLIC AUTHORITY means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

      RIGHTS means all accretions, rights or benefits of whatever kind attaching to or arising from Portman Shares directly or indirectly after the Announcement Date, including, without limitation, all dividends or other distributions and all rights to receive any dividends or other distributions, or to receive or subscribe for shares, stock units, notes, bonds, options or other securities, declared, paid or made by Portman or any of its subsidiaries.

      SEC means the United States Securities and Exchange Commission.

      TONNE means a metric tonne.

9.2   GENERAL INTERPRETATION

      The following rules of interpretation apply unless the contrary intention appears or the context requires otherwise:

      (a)   A reference to time is a reference to Perth, Australia time.

      (b)   Headings are for convenience only and do not affect interpretation.

      (c)   The singular includes the plural and conversely.

      (d)   A reference to a section is to a section of this Bidder's Statement.

      (e)   A gender includes all genders.

      (f) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

      (g) $, A$ or cents is a reference to the lawful currency in Australia, unless otherwise stated.

      (h)   US$ is a reference to the lawful currency in the United States.

      (i) A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

      (j) A reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, but not limited to, persons taking by novation) and assigns.

      (k) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

      (l) A reference to any instrument or document includes any variation or replacement of it.

      (m) A term not specifically defined in this Bidder's Statement has the meaning given to it (if any) in the Corporations Act or the ASTC Settlement Rules, as the case may be.

      (n) A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and individually.

      (o) A reference to you is to a person to whom the Offer is made under Appendix 1 to this Bidder's Statement.

      (p) A$/US$ conversions have been effected at an exchange rate of A$1 = US$0.77.

10    APPROVAL OF THE BIDDER'S STATEMENT

      A copy of this Bidder's Statement that is to be lodged with ASIC has been approved by a resolution passed by the directors of Cliffs Australia on 20 January 2005.

      Signed by John M Beech-Jones of Cliffs Australia in accordance with section 351 of the Corporations Act.

      Director Date: 21 January 2005

Appendix 1 - Formal terms of the Offer

1     OFFERS

      Cliffs Australia offers to acquire all of your Portman Shares together with all Rights attaching to them on the following terms and conditions. The Offer extends to any Portman Shares that are issued during the Offer Period as a result of the exercise of Portman Options.

      You may only accept this Offer for all of your Portman Shares.

      By accepting this Offer, you undertake to transfer to Cliffs Australia not only Portman Shares to which the Offer relates but also all Rights attached to Portman Shares.

2     CONSIDERATION

      The consideration offered for each Portman Share is A$3.40 cash.

3     OFFER PERIOD

      The Offer will, unless withdrawn, remain open for acceptance during the period commencing on the date of this Offer, being 24 January 2005, and ending at 7pm (Perth time) on:

      (a)   25 February 2005; or

      (b) any date to which the period of this Offer is extended in accordance with the Corporations Act,

      whichever is the later.

4     HOW TO ACCEPT THIS OFFER

4.1   ALL OF YOUR HOLDING

      This Offer is for all of your Portman Shares.

4.2   ACCEPTANCE PROCEDURE FOR PORTMAN SHAREHOLDERS

      The acceptance procedure will depend on whether your Portman Shares are in a CHESS Holding or an Issuer Sponsored Holding.

      IF YOU HOLD YOUR PORTMAN SHARES IN A CHESS HOLDING

      You must comply with the ASTC Settlement Rules.

      If you are a sponsored CHESS Holder of Portman Shares, you may:

      - instruct your stockbroker or Controlling Participant to initiate acceptance of the Offer on your behalf in accordance with Rule 14.14 of the ASTC Settlement Rules; or

      - send the completed Acceptance Form directly to your stockbroker or Controlling Participant; or

      - complete the Acceptance Form and mail or deliver it to the address below and authorise Cliffs Australia to instruct your stockbroker or Controlling Participant to initiate acceptance of the Offer on your behalf before the end of the Offer Period.

      IF YOU HOLD YOUR PORTMAN SHARES IN AN ISSUER SPONSORED HOLDING

      If your Portman Shares are in an Issuer Sponsored Holding, then to accept this Offer you must COMPLETE, SIGN AND RETURN the accompanying Acceptance Form in accordance with the instructions on it and deliver it or send it by post together with all other documents required by those instructions so that they are received before the expiry of the Offer Period.

      MAILING AND DELIVERY ADDRESSES

      The mailing and delivery addresses for completed Acceptance Forms are as follows.

      The mailing address is:

      Computershare Investor Services Pty Limited
      GPO Box 7045
      SYDNEY NSW 2001

      Alternatively you may deliver the Acceptance Form and any associated documents by hand to:

      Computershare Investor Services Pty Limited
      Level 3, 60 Carrington Street
      SYDNEY NSW 2001

      A reply paid envelope (not able to be used by shareholders outside Australia) is enclosed for your convenience.

      ACCEPTANCE FORM

      The Acceptance Form which accompanies this Offer forms part of it. The requirements on the Acceptance Form must be observed in accepting this Offer in respect of your Portman Shares.

4.3   ACCEPTANCE PROCEDURE FOR HOLDERS OF PORTMAN OPTIONS

      If you hold Portman Options on the date of this Offer, and if you are entitled to and wish to exercise Portman Options during the Offer Period and accept the Offer, you may return the completed Acceptance Form and a signed notice of exercise of your Portman Options to the delivery or mailing addresses set out in clause 4.2 above. If you do so, and you do not pay Cliffs Australia the exercise price in respect of those Portman Options, Cliffs Australia will pay you the consideration that would otherwise have been payable to you in respect of Portman Shares issued on exercise less the exercise price in respect of those Portman Options.

4.4   POWER OF ATTORNEY, DECEASED ESTATE

      When accepting this Offer, you should also forward for inspection:

      (a) if the Acceptance Form is executed by an attorney, the power of attorney; and

      (b) if the Acceptance Form is executed by the executor of a will or the administrator of the estate of a deceased shareholder, the relevant Grant of Probate or Letters of Administration.

4.5   WHEN ACCEPTANCE IS COMPLETE

      Acceptance of this Offer will not be complete until the completed Acceptance Form has been received as set out in clause 4.2 above and the requirements of this clause have been met, provided that:

      (a) Cliffs Australia may in its sole discretion waive any or all of those requirements at any time; and

      (b) where such requirements have been complied with in respect of some but not all of your Portman Shares, Cliffs Australia may, in its sole discretion, deem your acceptance of this Offer complete in respect of those Portman Shares for which the requirements have been complied with but not in respect of the remainder.

5     PAYMENT OF CONSIDERATION

5.1   HOW CONSIDERATION IS PAID

      The consideration payable by Cliffs Australia to you in respect of your Portman Shares may be paid at the sole discretion of Cliffs Australia as follows:

      (a) Cliffs Australia may pay so much of the consideration as is required to discharge any debt owed by you to Portman, or any other party, whether under the terms of any employee incentive scheme or otherwise and Cliffs Australia will pay to you the remaining consideration by cheque; or

      (b) Cliffs Australia will pay to you the consideration for your Portman Shares by cheque.

5.2   WHEN CONSIDERATION IS PAID

      Subject to clause 5.3, if the contract resulting from your acceptance of this Offer becomes unconditional, Cliffs Australia will provide the consideration to which you are entitled on acceptance of this Offer on or before the earlier of:

      (a) one month after the date this Offer is validly accepted by you or, if the Offer is subject to a defeating condition when accepted, within one month after this Offer or the contract resulting from your acceptance of this Offer becomes unconditional; and

      (b)   21 days after the end of the Offer Period.

5.3   WHERE ADDITIONAL DOCUMENTS ARE REQUIRED

      Where the Acceptance Form requires additional documents to be given with your acceptance (such as a power of attorney):

      (a) if the documents are given with your acceptance, Cliffs Australia will provide the consideration in accordance with clause 5.2;

      (b) if the documents are given after acceptance and before the end of the Offer Period and the Offer is subject to a defeating condition at the time that Cliffs Australia is given the documents, Cliffs Australia will provide the consideration by the end of whichever period ends earlier:

            (i) within one month after the contract resulting from your acceptance of the Offer becomes unconditional; and

            (ii)  21 days after the end of the Offer Period;

      (c) if the documents are given after acceptance and before the end of the Offer Period and the Offer is unconditional at the time that Cliffs Australia is given the documents, Cliffs Australia will provide the consideration by the end of whichever period ends earlier:

            (i)   one month after Cliffs Australia is given the document; and

            (ii)  21 days after the end of the Offer Period; or

      (d) if the documents are given after the end of the Offer Period, Cliffs Australia will provide the consideration within 21 days after the documents are given; but if at the time Cliffs Australia is given the documents, the contract resulting from your acceptance of the Offer is still subject to one or more of the conditions in paragraph
            (c) of Appendix 2, Cliffs Australia will provide the consideration within 21 days after that contract becomes unconditional.

      If you do not provide Cliffs Australia the required additional documents within one month after the end of the Offer Period, Cliffs Australia may, in its sole discretion, rescind the contract resulting from your acceptance of the Offer.

5.4   WHERE CLIFFS AUSTRALIA IS ENTITLED TO ANY RIGHTS

      If Cliffs Australia becomes entitled to any Rights on acceptance of this Offer, you must give Cliffs Australia all documents that Cliffs Australia needs to give Cliffs Australia title to those Rights. If you do not give those documents to Cliffs Australia, or if you have received the benefit of those Rights, Cliffs Australia will deduct from the consideration otherwise due to you the amount (or value, as reasonably assessed by Cliffs Australia) of those Rights.

5.5   PAYMENT TO BE MAILED BY CHEQUE

      Payment of the cash amount to which you are entitled will be mailed by cheque (or otherwise as agreed by Cliffs Australia) in Australian currency. Cheques will be sent to the address on the Acceptance Form by pre-paid ordinary mail or, if you have an overseas address, by pre-paid airmail.

5.6   CLEARANCES FOR OFFSHORE RESIDENTS

      If, at the time of acceptance of this Offer, you are resident in or of a place outside Australia, you will not be entitled to receive any consideration under this Offer until all requisite authorities or clearances of the Reserve Bank of Australia (whether under the Banking (Foreign Exchange) Regulations or otherwise), or of the Australian Taxation Office, have been obtained.

6     CONDITIONS OF THE OFFER

6.1   CONDITIONS

      This Offer and the contract that results from acceptance of this Offer are subject to fulfilment of the conditions set out in Appendix 2.

6.2   NATURE OF CONDITIONS

      Each of the conditions set out in each paragraph and subparagraph of Appendix 2:

      (a) constitutes and will be construed as a separate, several and distinct condition;

      (b) is a condition subsequent with the exception of the condition specified in paragraph (b) of Appendix 2, which is a condition precedent; and

      (c) until the expiration of the Offer Period (or in the case of the conditions referred to in paragraph (i) (prescribed occurrences) of Appendix 2, until three business days after the end of the Offer Period) will be for the benefit of Cliffs Australia alone and may be relied upon only by Cliffs Australia.

6.3   FOREIGN ACQUISITIONS AND TAKEOVERS ACT

      The condition specified in paragraph (b) of Appendix 2 is a condition precedent. Any contract resulting from acceptance of this Offer will not become binding unless and until the condition in paragraph (b) of Appendix 2 is fulfilled. Cliffs Australia intends not to waive this condition.

6.4   EFFECT OF BREACH OR NON-FULFILMENT

      The breach or non-fulfilment of any of the conditions subsequent set out in Appendix 2 does not, until the end of the Offer Period, prevent a contract arising to acquire your Portman Shares resulting from your acceptance of this Offer but, if at the end of the Offer Period (or, in the case of the conditions in paragraph (i) of Appendix 2, at the end of three business days after the end of the Offer Period), in respect of any condition in Appendix 2:

      (a) Cliffs Australia has not declared the Offers (and they have not become) free from that condition; or

      (b)   that condition has not been fulfilled,

      all contracts resulting from the acceptance of the Offers and all acceptances that have not resulted in binding contracts are void. In such a case, Cliffs Australia will return the Acceptance Form together with all documents to the address shown in the Acceptance Form and notify ASTC of the lapse of the Offers in accordance with Rule 14.9 of the ASTC Settlement Rules.

6.5   BEST ENDEAVOURS IN RELATION TO CONDITIONS

      Cliffs Australia and its related bodies corporate will each:

      (a) use their best endeavours to procure that each of the conditions in Appendix 2 is satisfied; and

      (b) not do or omit to do anything which may cause a breach of any such condition.

6.6   CLIFFS AUSTRALIA MAY DECIDE OFFER IS FREE FROM ALL OR ANY OF THE
      CONDITIONS

      Cliffs Australia may at any time at its sole discretion but in compliance with section 650F and section 630(1) of the Corporations Act, declare the Offers free from all or any of the conditions set out in each paragraph and subparagraph of Appendix 2 by notice in writing to Portman:

      (a) in the case of the conditions referred to in paragraph (i) of Appendix 2 - not later than three business days after the end of the Offer Period; or

      (b) in any other case - not later than seven days before the end of the Offer Period.

6.7   DATE FOR GIVING NOTICE ON STATUS OF CONDITIONS

      The date for giving a notice on the status of the conditions as required by section 630(1) of the Corporations Act is 17 February 2005, subject to variation in accordance with section 630(2) of the Corporations Act in the event that the Offer Period is extended.

6.8   EFFECT OF ACCEPTANCE

      By signing and returning the Acceptance Form, you will be deemed to have:

      (a) irrevocably authorised Cliffs Australia to alter the Acceptance Form on your behalf by:

            (i)   inserting correct details of your Portman Shares;

            (ii)  filling in any blanks remaining on the Acceptance Form; and

            (iii) rectifying any errors in, and omissions from, the Acceptance
                  Form,

            as may be necessary to make the Acceptance Form a valid acceptance of this Offer and to enable registration of the transfer of your Portman Shares to Cliffs Australia; and

      (b) if any of your Portman Shares are in a CHESS Holding, irrevocably authorised Cliffs Australia to:

            (i) instruct your Controlling Participant to initiate acceptance of this Offer in respect of all such Portman Shares in accordance with the ASTC Settlement Rules; and

            (ii) give any other instructions in relation to those Portman Shares to your Controlling Participant on your behalf under the sponsorship agreement between you and the Controlling Participant; and

      (c) (including where the Offer is caused to be accepted in accordance with the ASTC Settlement Rules):

            (i) irrevocably accepted this Offer in respect of all your Portman Shares despite any difference between that number and the number of Portman Shares shown in the Acceptance Form;

            (ii) represented and warranted to Cliffs Australia, as a condition of the contract resulting from your acceptance of the Offer, that at the time of acceptance and at the time of transfer to Cliffs Australia:

                  (A) you have paid to Portman all amounts which are due for payment in respect of your Portman Shares; and

                  (B) all of your Portman Shares are fully paid and free from all mortgages, charges, liens and other encumbrances of any nature; and

                  (C) you have full power and capacity to sell and transfer those Portman Shares;

            (iii) on this Offer or any takeover contract becoming unconditional, irrevocably appointed Cliffs Australia and each of its directors from time to time severally as your agent and attorney on your behalf to:

                  (A) attend and vote in respect of your Portman Shares at all general meetings of Portman;

                  (B) at Cliffs Australia's discretion, pay Portman, or any other party, all or part of any amounts contemplated by clause 5.1(a) of these terms;

                  (C) receive from Portman or any other party, and retain, any share certificates which were held by Portman, or any other party, whether pursuant to the terms of any employee incentive scheme (including, without limitation, any employee share scheme) or otherwise; and

                  (D) sign all documents (including an instrument appointing one of Cliffs Australia's directors as a proxy in respect of any or all of your Portman Shares and any application to Portman for a replacement certificate in respect of any share certificate which has been lost or destroyed) and resolutions relating to your Portman Shares, and generally to exercise all powers and rights which you may have as a shareholder and perform such actions as may be appropriate in order to vest good title in your Portman Shares in Cliffs Australia, and to have agreed that, in exercising such powers, any such director is entitled to act in Cliffs Australia's interests as the beneficial owner and intended registered holder of your Portman Shares; and

            (iv) if at the time of acceptance of this Offer your Portman Shares are in a CHESS Holding, authorised, with effect from the date that this Offer or any contract resulting from acceptance of this Offer is declared free from all its conditions or those conditions are satisfied, Cliffs Australia to cause a message to be transmitted to ASTC in accordance with Rule 14.17.1 of the ASTC Settlement Rules so as to transfer your Portman Shares to Cliffs Australia's Takeover Transferee Holding. Cliffs Australia will be so authorised even though at the time of such transfer it has not paid the consideration due to you under this Offer.

      Except in relation to Portman Shares in a CHESS Holding, Cliffs Australia may at any time deem the receipt of a signed Acceptance Form to be a valid acceptance of this Offer even though you omit to include your share certificate(s) (if any) or there is not compliance with any one or more of the other requirements for acceptance but, if Cliffs Australia does so, Cliffs Australia is not obliged to make the consideration available to you until all of the requirements for acceptance have been met.

6.9   WITHDRAWAL

      Cliffs Australia may withdraw unaccepted Offers at any time with the written consent of ASIC and subject to the conditions (if any) specified in such consent.

6.10  VARIATION

      Cliffs Australia may vary this Offer in accordance with the Corporations Act.

7     ACCEPTANCES BY TRANSFEREES AND NOMINEES

7.1   WHO MAY ACCEPT THE OFFER

      During the Offer Period:

      (a) any person who is able to give good title to a parcel of your Portman Shares may accept (if they have not already accepted an offer in the form of this Offer) as if an offer on terms identical with this Offer has been made to them; and

      (b) any person who holds one or more parcels of Portman Shares as trustee, nominee, or otherwise on account of another person, may accept as if a separate offer had been made in relation to:

            (i)   each of those parcels; and

            (ii)  any parcel they hold in their own right.

7.2   HOLDING SHARES

      A person is taken to hold Portman Shares if the person is, or is entitled to be registered as, the holder of those Portman Shares.

7.3   HOLDING SHARES ON TRUST OR AS A NOMINEE

      A person is taken to hold Portman Shares on trust for, as nominee for, or on account of, another person if they:

      (a) are entitled to be registered as the holder of particular Portman Shares; and

      (b) hold their interest in Portman Shares on trust for, as nominee for, or on account of, that other person.

7.4   EFFECTIVE ACCEPTANCE

      An acceptance of an offer under clause 7.1(b) is ineffective unless:

      (a) the person who holds on account of another person, gives that other person a notice stating that Portman Shares consist of a separate parcel; and

      (b) the acceptance specifies the number of Portman Shares in that parcel.

7.5   NOTICE OF ACCEPTANCE

      A notice under clause 7.4(a) of these terms must be made:

      (a) if it relates to Portman Shares entered on an ASTC subregister - in an electronic form approved by the ASTC Settlement Rules; or

      (b)   otherwise - in writing.

      A person may, at the one time, accept for two or more parcels under this clause as if there had been a single offer for a separate parcel consisting of those parcels.

8     OTHER MATTERS

8.1   NOTICES AND OTHER COMMUNICATIONS

      Subject to the Corporations Act, a notice or other communication given by Cliffs Australia to you in connection with this Offer shall be deemed to be duly given if it is in writing and:

      (a) is delivered at your address as recorded on the register of members of Portman or the address shown in the Acceptance Form; or

      (b) is sent by pre-paid ordinary mail, or in the case of an address outside Australia by pre-paid airmail, to you at either of those addresses.

8.2   RETURN OF DOCUMENTS

      If:

      (a) this Offer is withdrawn after your Acceptance Form has been sent to Cliffs Australia, but before it has been received; or

      (b) for any other reason Cliffs Australia does not acquire Portman Shares to which your Acceptance Form relates,

      Cliffs Australia will despatch at your risk your Acceptance Form together with all other documents forwarded by you, to your address as shown on the Acceptance Form or such other address as you may notify in writing to Cliffs Australia by, where such address is inside Australia, pre-paid ordinary post, or, where such address is outside Australia, pre-paid airmail.

9     COSTS AND EXPENSES

      All costs and expenses of the preparation, despatch and circulation of the Offers and all stamp duty payable in respect of a transfer of Portman Shares in respect of which Offers are accepted, will be paid by Cliffs Australia.

Appendix 2 - Conditions of the Offer

      The Offers and any contracts resulting from acceptance of the Offers are subject to fulfilment of the following conditions:

      (a) (MINIMUM ACCEPTANCE) that during, or at the end of, the Offer Period Cliffs Australia has acquired a relevant interest in at least 90% (by number) of Portman Shares;

      (b) (FOREIGN ACQUISITIONS AND TAKEOVERS ACT) the Treasurer of the Commonwealth of Australia consents, on an unconditional basis, under the Foreign Acquisitions and Takeovers Act 1975 (Cwlth) ("ACT") to the proposed acquisition by Cliffs Australia of Portman and the Treasurer is taken to have so consented:

            (i) if Cliffs Australia receives written advice from or on behalf of the Treasurer to the effect that the acquisition of Portman is not inconsistent with the Australian Government's foreign investment policy or is not objected to under the Act; or

            (ii) if notice of the proposed acquisition of Portman is given to the Treasurer and the Treasurer has ceased to be empowered to make any order under Part II of the Act in relation to the proposed acquisition because of lapse of time;

      (c) (NO RESTRAINING ORDERS) that between the Announcement Date and the end of the Offer Period:

            (i) there is not in effect any preliminary or final decision, order or decree issued by a Public Authority; and

            (ii) no application is made to any Public Authority (other than by any member of the Cliffs Group), or action or investigation is announced, threatened or commenced by a Public Authority,

            in consequence of, or in connection with, the Offer (other than an application to or a determination by ASIC or the Takeovers Panel in exercise of the powers and discretions conferred by the Corporations Act or an action taken by those persons set out in subsections 657G(2) and 659B(1) of the Corporations Act), which:

            (iii) restrains or prohibits (or if granted could restrain or prohibit), or otherwise materially adversely impacts on, the making of the Offer or the completion of any transaction contemplated by the Offer (whether subject to conditions or not) or the rights of Cliffs Australia in respect of Portman and Portman Shares to be acquired under the Offer; or

            (iv) requires the divestiture by Cliffs Australia of any Portman Shares, or the divestiture of any assets of Portman Group, the Cliffs Group or otherwise;

      (d) (NO MATERIAL ADVERSE EFFECT) that no specified event occurs that will, or is reasonably likely to, have a material adverse effect on the assets and liabilities, financial position and performance, profits and losses or prospects of Portman and its subsidiaries, including as a result of making the Offers or the acquisition of Portman Shares pursuant to the Offers. For these purposes, a "specified event" is:

            (i) an event or occurrence that occurs between the Announcement Date and the end of the Offer Period;

            (ii) an event or occurrence that occurs before the Announcement Date but is only announced or publicly disclosed between the Announcement Date and the end of the Offer Period; or

            (iii) an event or occurrence that will or is likely to occur following the Offer Period and which has not been publicly announced prior to the Announcement Date;

      (e) (PORTMAN EARNINGS) between the Announcement Date and the end of the Offer Period there being no profit warning made by Portman under its ASX continuous disclosure obligations;

      (f) (NO MATERIAL ACQUISITIONS, DISPOSALS OR NEW COMMITMENTS) except for any proposed transaction publicly announced by Portman before the Announcement Date, none of the following events occurs during the period from the Announcement Date to the end of the Offer Period:

            (i) Portman or any subsidiary of Portman acquires, offers to acquire or agrees to acquire one or more companies, businesses or assets (or any interest in one or more companies, businesses or assets) for an amount in aggregate greater than $5 million or makes an announcement in relation to such an acquisition, offer or agreement;

            (ii) Portman or any subsidiary of Portman disposes of, offers to dispose of or agrees to dispose of one or more companies, businesses or assets (or any interest in one or more companies, businesses or assets) for an amount, or in respect of which the book value (as recorded in Portman's statement of financial position as at 30 June 2004) is, in aggregate, greater than $5 million or makes an announcement in relation to such a disposition, offer or agreement;

            (iii) Portman or any subsidiary of Portman enters into, or offers to enter into or agrees to enter into, any agreement, joint venture, partnership, management agreement or commitment which would require expenditure, or the foregoing of revenue, by Portman and/or its subsidiaries of an amount which is, in aggregate, more than $1 million, other than in the ordinary course of business, or makes an announcement in relation to such an entry, offer or agreement;

      (g) (NO PERSONS EXERCISING RIGHTS UNDER CERTAIN AGREEMENTS OR INSTRUMENTS) after the Announcement Date and before the end of the Offer Period, no person exercises or purports to exercise, or states an intention to exercise, any rights under any provision of any agreement or other instrument to which Portman or any subsidiary of Portman is a party, or by or to which Portman or any subsidiary of Portman or any of its assets may be bound or be subject, which results, or could result, to an extent which is material in the context of Portman or Portman and its subsidiaries taken as a whole, in:

            (i) any monies borrowed by Portman or any subsidiary of Portman being or becoming repayable or being capable of being declared repayable immediately or earlier than the repayment date stated in such agreement or other instrument;

            (ii) any such agreement or other instrument being terminated or modified or any action being taken or arising thereunder;

            (iii) the interest of Portman or any subsidiary of Portman in any firm, joint venture, trust, corporation or other entity (or any arrangements relating to such interest) being terminated or modified; or

            (iv) the business of Portman or any subsidiary of Portman with any other person being adversely affected,

            as a result of the acquisition of Portman Shares by Cliffs
            Australia;

      (h) (INDEX DECLINE) that between the Announcement Date and the end of the Offer Period the S&P ASX 200 Index does not fall below 3,500 on any trading day;

      (i) (PRESCRIBED OCCURRENCES) that between the Announcement Date and the end of the Offer Period, none of the following events happen:

            (i) Portman converts all or any of its shares into a larger or smaller number of shares;

            (ii) Portman or a subsidiary resolves to reduce its share capital in any way;

            (iii) Portman or a subsidiary:

                  (A)   enters into a buy-back agreement; or

                  (B) resolves to approve the terms of a buy-back agreement under section 257C(1) or section 257D(1) of the Corporations Act;

            (iv) Portman or a subsidiary issues shares, or grants an option over its shares, or agrees to make such an issue or grant such an option;

            (v) Portman or a subsidiary issues, or agrees to issue, convertible notes;

            (vi) Portman or a subsidiary disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

            (vii) Portman or a subsidiary charges, or agrees to charge, the whole, or a substantial part, of its business or property;

            (viii) Portman or a subsidiary resolves to be wound up;

            (ix) a liquidator or provisional liquidator of Portman or of a subsidiary is appointed;

            (x) a court makes an order for the winding up of Portman or of a subsidiary;

            (xi) an administrator of Portman or of a subsidiary is appointed under sections 436A, 436B or 436C of the Corporations Act;

            (xii) Portman or a subsidiary executes a deed of company
                  arrangement; or

            (xiii) a receiver or a receiver and manager is appointed in relation to the whole, or a substantial part, of the property of Portman or of a subsidiary;

      (j) (CANCELLATION OF OPTIONS) the holders of 75% of the Portman Options on issue either exercising their options or entering into an Option Cancellation Deed in respect of all Portman Options held by them.

Appendix 3 - Portman's announcements to the ASX since 31 December 2003

DATE         ANNOUNCEMENT
----------   -------------------------------------------------------------------
20/01/2005   Portman announced the cancellation of employee options previously issued under the company's ESOP

20/01/2005   Portman released its quarterly report for the period ended 31
             December 2004

13/01/2005   Portman announced the issue of 67,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

12/01/2005   Cleveland-Cliffs and Portman announced that Cleveland-Cliffs, through its wholly owned subsidiary Cliffs Australia, intended to make an off market cash takeover offer for Portman shares

10/01/2005   Portman announced a trading halt pending an announcement by the company

07/01/2005   Portman announced the cancellation of employee options previously issued under the company's ESOP

22/12/2004   Consolidated Minerals Limited ceased to be a substantial holder in
             Portman

17/12/2004   Consolidated Mineral Limited announced a reduction in its
             substantial holding from 14.81% to 12.81%

02/12/2004   Portman announced the issue of 105,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

04/11/2004   Portman announced the issue of 37,830 ordinary fully paid shares as a result of the exercise of 37,830 options

03/11/2004   Portman lodged an open briefing regarding the expansion of the
             Koolyanobbing iron ore operation to 8 million tonnes per annum

28/10/2004   Portman announced the issue of 59,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

26/10/2004   Portman released its Quarterly Report for the period ended 30
             September 2004

18/10/2004   Portman announced its approval for a $55 million expansion of its
             Koolyanobbing operations to increase its iron ore production to 8 million tonnes per annum

23/09/2004   Portman announced the issue of 376,667 ordinary fully paid shares as a result of the exercise of options under the ESOP

16/09/2004   Portman announced that a seawall at Cockatoo Island had sustained damage from unexpected slippage. The company announced that
             September and October shipments would not be affected by the slippage.

16/09/2004   Portman announced a trading halt pending an announcement by the company

10/09/2004   Portman released its Concise Half Yearly Report to shareholders for the six months to 30 June 2004

09/09/2004   Portman announced the issue of 77,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

DATE         ANNOUNCEMENT
----------   -------------------------------------------------------------------
08/09/2004   UBS Nominees Pty Ltd and its related bodies corporate ceased to be a substantial holder in Portman

06/09/2004   Consolidated Mineral Limited announced an increase in its
             substantial holding from 9.8% to 14.8%

03/09/2004   Portman lodged change of director's interest notices following the exercise of:

             -     1,750,000 options by George Francis Jones

             -     500,000 options by Barry John Eldridge

             -     500,000 options by Michael Delaney Perrott

03/09/2004   Portman announced the issue of 37,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

03/09/2004   Portman announced the issue of 3,250,000 ordinary paid shares as a result of the exercise of 3,250,000 directors options

02/09/2004   Portman lodged an open briefing regarding the results published in its Half Yearly Report to 30 June 2004

30/08/2004   Portman announced the record date of 5pm 20 September 2004 for determination of a fully franked interim dividend of 4.5 cents per share

30/08/2004   Portman releases its Half Yearly Report and Half Yearly Accounts for the half year ended 30 June 2004

12/08/2004   Portman announced the issue of 67,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

05/08/2004   Portman announced the issue of 200,000 ordinary fully paid shares as a result of the exercise of 200,000 directors options

29/07/2004   Portman announced the issue of 46,667 ordinary fully paid shares as a result of the exercise of options under the ESOP

23/07/2004   Portman announced that profit outcome for the 6 months to 30 June
             2004 would be higher than market expectation

22/07/2004   Portman announced the issue of 300,000 ordinary paid shares as a result of the exercise of 300,000 directors options

20/07/2004   Portman released its Quarterly Report for the period ended 30 June
             2004 and announced its new production record

19/07/2004   The increase of Barclays Group's substantial holding was announced

16/07/2004   Consolidated Minerals Limited announced an increase in its substantial holding from 7.85% to 9.8%

14/07/2004   Barclays Group announced an increase in its substantial holding from 5.01% to 7.08%

05/07/2004   Sun Hung Kai Investment Services Limited (Mega Harvest Resources
             Limited's Account) ceased to be a substantial holder in Portman

01/07/2004   Consolidated Minerals Limited became a substantial holder in
             Portman

01/07/2004   Consolidated Minerals Limited announced the purchase of 7.85% of
             Portman

01/07/2004   Portman announced the acquisition by Consolidated Minerals Limited of approximately 13.8 million shares in Portman from Sung Hung Kai
             Investment Services Limited (the custodian for Mega Harvest
             Resources Ltd, a wholly owned subsidiary of China Online)

30/06/2004   Portman announced the cancellation of 448,460 ordinary shares bought back as part of the On-Market Share Buy Back process in the period 28 April 2004 to 11 May 2004

DATE         ANNOUNCEMENT
----------   -------------------------------------------------------------------
24/06/2004   Barclays Group became a substantial holder in Portman with 5.01%

18/06/2004   Portman announced the cancellation of its listing on AIM with effect from 31 July 2004

17/06/2004   Portman announced its decision to delist from the New Zealand
             Exchange Limited

24/05/2004   Portman lodged revised terms of options amended pursuant to a waiver from listing rule 6.23.4

19/05/2004   Portman lodged an open briefing regarding takeover speculation as a result of a new substantial shareholder China Online (Bermuda)
             Limited

19/05/2004   Portman lodged an open briefing regarding outlook for 2004

11/05/2004   Portman lodged a daily share buy-back notice in respect of 200,000 shares for a total consideration of A$328,000

10/05/2004   Portman lodged a daily share buy-back notice in respect of 50,000 shares for a total consideration of A$80,500

10/05/2004   Sun Hung Kai Investment Services Limited (Mega Harvest Resources
             Limited's Account) announced an increase in its substantial holding from 6.65% to 7.48%

07/05/2004   Portman lodged a daily share buy-back notice in respect of 54,812 shares for a total consideration of A$87,151

05/05/2004   Portman gave a presentation to institutional shareholders and stockbrokers on the:

             -    company's financial results

             -    Koolyanobbing project

             -    Mt Jackson and Windarling Tenements

             -    Cockatoo Island project

             -    world iron ore market

             -    China factor and outlook

05/05/2004   Sun Hung Kai Investment Services Limited (Mega Harvest Resources
             Limited's Account) announced an increase in its substantial holding from 5.34% to 6.65%

04/05/2004   Portman announced the cancellation of 3,326,677 ordinary shares bought back as part of the On-Market Share Buy Back process

04/05/2004   Portman lodged a daily share buy-back notice in respect of 100,000 shares for a total consideration of A$151,000

03/05/2004   Portman lodged a daily share buy-back notice in respect of 43,648 shares for a total consideration of A$65,472

03/05/2004   Sun Hung Kai Investment Services Limited (Mega Harvest Resources
             Limited's Account) becomes a substantial holder in Portman

30/04/2004   Portman announced the outcome in respect of each resolution put to the annual general meeting on 30 April 2004. All resolutions were passed including to re-elect directors, to increase the fees payable to the directors and the appointment of Ernst & Young as the company's auditor.

30/04/2004   Portman lodged copies of the chairman's address to the annual general meeting held on 30 April 2004

29/04/2004   Portman announced the finalisation of the Koolyanobbing North
             Access Agreement with Western Areas NL

DATE         ANNOUNCEMENT
----------   -------------------------------------------------------------------
27/04/2004   Portman lodged a daily share buy-back notice in respect of 450,000 shares for a total consideration of A$675,000

23/04/2004   Portman lodged a daily share buy-back notice in respect of 75,000 shares for a total consideration of A$112,500

22/04/2004   Portman released its Annual Report for the year ended 31 December
             2003 and lodged its notice of annual general meeting to be held on
             30 April 2004

21/04/2004   Portman lodged a daily share buy-back notice in respect of 375,000 shares for a total consideration of A$558,750

20/04/2004   Portman released its Quarterly Report for the period ended 31 March
             2004

15/04/2004   Portman lodged a daily share buy-back notice in respect of 350,000 shares for a total consideration of A$512,000

15/04/2004   Portman announced the issue of 23,334 ordinary fully paid shares as a result of the exercise of options under the ESOP

14/04/2004   Portman lodged a daily share buy-back notice in respect of 300,000 shares for a total consideration of A$445,000

13/04/2004   Portman lodged a daily share buy-back notice in respect of
             1,000,000 shares for a total consideration of A$1,514,152.50

13/04/2004   Portman lodged a daily share buy-back notice in respect of 388,105 shares for a total consideration of A$581,927.60

07/04/2004   Portman lodged a daily share buy-back notice in respect of 4,885 shares for a total consideration of A$7,376.35

05/04/2004   Portman lodged a daily share buy-back notice in respect of 113,887 shares for a total consideration of A$170,835.50

02/04/2004   Portman lodged a daily share buy-back notice in respect of 246,853 shares for a total consideration of A$369,008.97

01/04/2004   Portman lodged a daily share buy-back notice in respect of 22,947 shares for a total consideration of A$34,191.03

31/03/2004   Portman announced the issue of 83,000 ordinary fully paid shares as a result of the exercise of options under the ESOP

29/03/2004   Portman lodged an open briefing regarding profits for 2003, outlook and expansion plans

25/03/2004   Portman announced the issue of 300,000 ordinary fully paid shares as a result of the exercise of 300,000 directors options

15/03/2004   Portman announced 10% on-market Share Buy Back

12/03/2004   Pelican Resources Limited provided an update that the boards of
             Henry Walker Eltin Group Limited and Portman approved the
             continuation of the operations at Cockatoo Island

11/03/2004   Portman announced an offer to 500 holders of unmarketable parcels of company shares

08/03/2004   Portman announced the record date of 5pm 7 April 2004 for
             determination of a fully franked final dividend of 4 cents per share

04/03/2004   Portman released its preliminary final report and full year accounts for the period to 31 December 2003

20/02/2004   ING Australia Holdings Limited and related companies ceased to be a substantial holder in Portman

19/02/2004   Australia and New Zealand Banking Group Limited ceased to be a substantial holder in Portman

DATE         ANNOUNCEMENT
----------   -------------------------------------------------------------------
16/02/2004   Australia and New Zealand Banking Group Limited announced a reduction in its substantial holding from 6.95% to 5.60%

16/02/2004   ING Australia Holdings Limited and related companies announced a reduction in their substantial holding from 7.51% to 6.20%

09/02/2004   Portman announced its upgrade of the Mineral Resources and Ore
             Reserves of the Koolyanobbing Project and its expansion plans

04/02/2004   ING Australia Holdings Limited and related companies announced a reduction in their substantial holding from 8.66% to 7.51%

03/02/2004   Australia and New Zealand Banking Group Limited announced a reduction in its substantial holding from 8.29% to 6.95%

23/01/2004   Portman announced that is share registry address was changing to the address of Advanced Share Registry Services

20/01/2004   Portman released its Quarterly Report for the period ended 31
             December 2003

Appendix 4 - Joint announcement made on 12 January 2005

[CLEVELAND-CLIFFS LOGO]                                       [PORTMAN LOGO]

12 January 2005

CLEVELAND-CLIFFS AND PORTMAN ANNOUNCE AGREED OFFER FOR PORTMAN

PERTH, AUSTRALIA 12 JANUARY, 2005 AND CLEVELAND, USA -- CLEVELAND-CLIFFS INC (NYSE:CLF) the largest producer of high-quality iron ore pellets in North America and PORTMAN LIMITED (ASX: PMM), an Australian listed independent iron ore mining and exploration company, announce that Cleveland-Cliffs (through its wholly owned subsidiary Cleveland-Cliffs Australia Pty Ltd) intends to make an off market cash takeover offer for all of the shares in Portman. Cleveland-Cliffs will also seek to acquire all the Portman unlisted options on issue.

The offer has the unanimous support of the Portman board and, in the absence of a superior offer, the Portman board will be recommending that Portman shareholders accept the offer.

All the Portman directors have indicated that in the absence of a superior offer they intend to accept the offer with respect to their own shareholdings.

THE OFFER FROM CLEVELAND-CLIFFS

The consideration offered to Portman shareholders will be A$3.40 CASH per ordinary share valuing Portman at approximately A$605 million (US$465 million at an exchange rate of A$1 = US$0.77). Separate to the share offer, Cleveland-Cliffs plans to enter into individual agreements with each option holder to cancel their options in consideration for the payment of the net of the offer price of $A3.40 per share and the exercise price of the option.

The offer represents:

      - a 43.9% premium to the volume weighted average price for the six months to 7 January 2005 (the last trading day before Portman requested a trading halt on 10 January 2005);

      - a 25.2% premium to the volume weighted average price for the three months to 7 January;

      - a 21.8% premium to the volume weighted average price for the month to 7 January 2005; and

      -     an 11.5% premium to the closing price of Portman shares on 7 January
            2005.

Recent changes to stamp duty legislation in Western Australia have had the consequence that an acquirer of more than 90% of the shares in Portman is likely to have to pay duty of approximately 5.4%. For Cleveland-Cliffs, this will increase the cost of the acquisition by approximately A$28.3 million (some 16 cents per Portman share).

Cleveland-Cliffs' offer will be subject to 90% acceptance and a number of conditions as outlined in Annexure 3.

Portman has agreed to pay a break fee of 1% of the bid consideration if the board of Portman withdraws its recommendation of the bid in the absence of a superior competing offer or if a competing offeror acquires control of Portman (a more detailed explanation of the break fee arrangements is included in Annexure 3).

Commenting today, Mr John Brinzo, Chairman and Chief Executive Officer of Cleveland-Cliffs said:

"For Cleveland-Cliffs shareholders this transaction presents us with an opportunity to achieve one of our key strategic objectives of acquiring an established business in Australia from which to develop our global business, particularly into Asia."

"The offer represents Cleveland-Cliffs' optimistic view of the value of Portman's shares."

"For Portman shareholders, our offer provides an opportunity to realise the value of their Portman shareholdings at a time when the price fully reflects the recent surge in iron ore prices to a 10 year cyclical high."

Under the proposal, Portman shareholders would not bear any brokerage charges or stamp duty if they accept into the offer.

PORTMAN BOARD RECOMMENDATION

Commenting on the offer, Portman's Chairman, George Jones, said that the Portman board believes that Cleveland-Cliffs' offer is attractive and should be acceptable to Portman shareholders in the absence of a superior offer.

"The iron ore market is enjoying a buoyant period with producers and equity analysts optimistic that a material price increase will flow from the current round of iron ore price negotiations," Mr Jones said.

Given the potentially attractive short term pricing outcomes that may emerge from the current round of iron ore price negotiations, the Portman board, in determining whether the offer reflects fair value for Portman shareholders, gave consideration to a range of possible price outcomes both in the short term and in the longer term. In addition, in forming a view on fair value, the Portman board also took into account exchange rates, operational risks and opportunities that Portman faces, the exploration potential of its assets and the prospectivity of other growth options Portman would have as an independent company.

"While our analysis involved an assessment of the future based on uncertain outcomes, the Portman board concluded unanimously that, within a range of reasonable assumptions, the offer was fair," Mr Jones said.

The Portman board also considered the adequacy of the control premium that Cleveland-Cliffs is offering. At the offer price, many Portman shareholders will have enjoyed substantial capital gains of almost 150% during the last year.

This recent significant uplift in value combined with a number of other relevant factors led the board to conclude that the premium was acceptable. Those factors included the fact that:

      1. Cleveland-Cliffs will not be able to unlock material synergies, the value of which might otherwise have been shared with Portman shareholders;

      2. the premium to market was appropriate given that the offer fairly values Portman shares; and

      3. in addition to normal transaction costs (eg. financing and advisory fees) the total acquisition cost for Cleveland-Cliffs will increase by approximately 5.4% (some 16 cents per share) because of stamp duty which is not payable in any other Australian state apart from Western Australia.

"For all of these reasons, we welcome the offer from Cleveland-Cliffs and intend to recommend that our shareholders accept it in the absence of a superior offer," Mr Jones said.

"We have commenced work on the preparation of our Target's Statement which we will be despatching to our shareholders as soon as possible. Shareholders should wait until they receive the Bidder's and Target's Statements before they take any action in relation to their Portman shares."

Cleveland-Cliffs and Portman intend to jointly despatch the Bidder's and Target's Statements within the next 14 days.

Cleveland-Cliffs will duly notify the Foreign Investment Review Board (FIRB) in Australia of its proposal to acquire Portman Limited.

Cleveland-Cliffs is being advised by Wilson HTM Corporate Finance Limited in Australia and Hill Street Capital LLC in North America.

Portman is being advised by Gresham Advisory Partners Limited.

INDICATIVE TIMETABLE

-     Late January - Early February  Lodgement and despatch of Bidder's and
                                     Target's Statement to Portman shareholders and opening of Cleveland-Cliffs offer

-     Late February                  Possible first closing date for Cleveland-
                                     Cliffs offer

FOR FURTHER INFORMATION PLEASE CALL:

CLEVELAND-CLIFFS

Media - Australia                              Kate Kerrison
                                               Kate Kerrison + Company
                                               (0413) 946 704
                                               kate@katekerrison.com.au

Financial Community - Australia                Wayne Seabrook
                                               Wilson HTM
                                               (02) 8247 6600
                                               wayne.seabrook@wilsonhtm.com.au

Media - United States                          Dana Byrne
                                               Cleveland-Cliffs
                                               Vice President - Public Affairs
                                               +1 (216) 694 4870

Financial Community - United States            Don Gallagher
                                               Chief Financial Officer
                                               Cleveland-Cliffs
                                               +1 (216) 694.5459

PORTMAN
Media                                          Barry Eldridge or George Jones
                                               Portman
                                               (08) 9426 3333

                                               Jan Hope and Nicholas Read
                                               Jan Hope and Partners
                                               (08) 9388 1474
                                               jan@janhope.com.au

                            WWW.CLEVELAND-CLIFFS.COM
                               WWW.PORTMAN.COM,AU

References in this news release to "Cleveland-Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbour protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will be accepted or that a superior offer will not emerge or any transaction completed. Actual results may differ materially from statements for a variety of factors, such as changes in demand and/or prices for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand and/or pricing, due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron (affecting estimated pellet sales, mine operations, or projected liquidity requirements); changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants underprovisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability of planned capacity expansions to achieve expected additional production; increases in the cost or length of time required to complete the expansions; failure to receive required environmental permits for or otherwise implement planned capital expansions; problems with productivity, labour disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; the success of the Company in identifying and realizing growth opportunities; the Company's ability to continue to pay quarterly cash dividends in such amounts as the Directors may determine in light of other uses for such funds; and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

ANNEXURE 1: BACKGROUND ON CLEVELAND-CLIFFS INC

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, U.S.A., is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

Today, Cleveland-Cliffs' six North American pellet plants account for 45 percent of North American capacity and production for its own account amounts to 28 percent of North American capacity.

Cleveland-Cliffs has cash totalling approximately US$400 million (approximately A$500 million) and no debt. In addition, the Company has a commitment for a US$100 million revolving credit facility (all of which is undrawn) to supplement the all-cash acquisition.

ANNEXURE 2: BACKGROUND ON PORTMAN MINING LIMITED

Portman Limited, an independent iron ore mining and exploration company, is Australia's third largest producer of iron ore. The company services the Asian iron ore markets with direct-shipping fines and lump ore from its 100%-owned Koolyanobbing Iron Ore Project, and its 50% joint-venture interest in the Cockatoo Island Iron Ore Project, both located in Western Australia. Portman's current annualized production is approximately six million tons per year and it currently has an A$55 million project underway that is expected to increase production to eight million tons per year by 2006. The expanded level of production is fully committed to steel companies in China and Japan for the next several years.

Portman's reserves currently total 94.6 million tonnes, with the Koolyanobbing Project slated to produce for the next 13 years. Additionally, Portman has an active exploration program underway to increase reserves. Portman's revenues for the year ended December 31, 2004, are estimated to be approximately A$200 million, or approximately US$156 million.

ANNEXURE 3: OFFER CONDITIONS AND BREAK FEE

Cleveland-Cliffs' offer will be subject to a number of conditions summaries of which are set out below:

      -     minimum acceptance of 90%;

      -     Foreign Investment Review Board approval;

      - between 12 January 2005 (the Announcement Date) and the end of the Offer Period no orders (or applications for orders) being made which restrain or prohibit or materially adversely impact on the Offer, the completion of any transaction contemplated by the Offer or the rights of Cleveland-Cliffs in respect of Portman Shares to be acquired under the Offer, or which require the divestiture of shares or assets;

      - between the Announcement Date and the end of the Offer Period no specified event occurring that has or is reasonably likely to have a material adverse effect on the circumstances of Portman or any of its subsidiaries;

      - no profit warnings made by Portman between the Announcement Date and the end of the Offer Period;

      - no material acquisitions, disposals or expenditure by Portman or any of its subsidiaries between the Announcement Date and the end of the Offer Period;

      - no persons exercising rights under agreements or instruments with Portman as a result of the acquisition of shares in Portman by Cleveland-Cliffs after the Announcement Date and before the end of the Offer Period;

      - no decline in the S&P ASX 200 Index below 3,500 on any trading day between the Announcement Date and the end of the Offer Period;

      - no "prescribed occurrences" (being occurrences listed in section 652C of the Corporations Act) occurring in relation to Portman between the Announcement Date and the end of the Offer Period; and

      - agreements to cancel 75% of all of Portman Options being entered into.

Portman has agreed to pay a break fee to Cleveland-Cliffs of A$6 million (being 1% of the offer consideration) in the event that:

      (a)   it fails to recommend the Offer in its target statement; or

      (b)   it adversely changes its recommendation; or

      (c) a competing offeror becomes entitled to control of Portman or its board of directors.

Portman is not liable to pay the break fee if it adversely changes its recommendation in circumstances where:

      (a) there is a breach of a condition of the Offer other than as a result of Portman's conduct and Cleveland-Cliffs does not waive its right to rely on the breach within 7 business days; or

      (b) a superior competing offer is made in respect of Portman's shares but the maker of the offer does not acquire control of Portman.

Portman has also agreed with Cleveland Cliffs that during the period from 11 January 2005 until the end of the Offer Period under the takeover bid Portman will not solicit competing offers for Portman.

                               TARGET'S STATEMENT

[PORTMAN LOGO]                  PORTMAN LIMITED

                               (ABN 22 007 871 892)

THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO HOW TO DEAL WITH IT PLEASE CONSULT YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER.

PLEASE NOTE

This Target's Statement is dated 21 January 2005 and is given by Portman under
Part 6.5 of the Corporations Act in response to Cliffs Australia's Bidder's Statement and Offer.

You should read this Target's Statement in its entirety.

A number of defined terms are used in this Target's Statement. These terms are capitalised and their meanings are explained in section 9 of this Target's Statement.

All references to time in this Target's Statement are to Perth, Western Australia, time. All amounts are in Australian dollars unless otherwise stated.

IMPORTANT DATES

Date of Offer                                24 January 2005

Date of this Target's Statement              21 January 2005

Closing date of Offer                        7pm (Perth time) on

                                             25 February 2005 unless extended or
                                             withdrawn
ASIC

A copy of this Target's Statement was lodged with ASIC on 21 January 2005. ASIC does not take any responsibility for the contents of this Target's Statement.

INVESTMENT DECISIONS

This Target's Statement does not take into account the individual investment objectives, financial situation or particular needs of each Portman Shareholder or any other person. You should seek your own independent financial and taxation advice before deciding whether or not to accept the Offer for your Portman Shares.

INFORMATION LINE AND WEBSITE

If you have any queries in relation to the Offer you can call the shareholder information line during Perth business hours on 1800 24 23 00 (for Australian callers) or + 61 2 9207 3622 (for international callers). In accordance with legal requirements, calls to the shareholder information line will be recorded.

Further information relating to the Offer can also be obtained from Portman's website at www.portman.com.au

DISCLAIMER AS TO FORWARD LOOKING STATEMENTS

This Target's Statement contains forward looking statements. Such statements are only predictions and are subject to inherent risks and uncertainties. Those risks and uncertainties include factors and risks specific to the mining industry (and iron ore mining in particular) as well as general economic conditions and conditions in the financial markets. Actual events or results may differ materially from the events or results expressed or implied in any forward looking statement and such deviations are both normal and to be expected. None of Portman, any of its officers, or any person named in this Target's Statement with their consent or any person involved in the preparation of this Target's Statement makes any representation or warranty (either express or implied) as to the accuracy or likelihood in any forward looking statement, and you are should not place undue reliance on these statements.

The forward looking statements in this Target's Statement reflect views held only as at the date of this Target's Statement.

1.    BACKGROUND

1.1   BACKGROUND ON PORTMAN

      Portman is an ASX listed company involved in the supply of iron ore to the Chinese and Japanese markets. Approximately 75% of Portman's product is exported to China and 25% to Japan. Portman's position in the world market as a niche player has been won through strong marketing skills and strong management culture.

      Portman's main assets are the:

      - Koolyanobbing Project in Western Australia with current iron ore production of around 5.4 million tonnes per annum and with production in the process of being expanded to 8 million tonnes per annum; and

      - Cockatoo Island Project located off the north-west of Western Australia, where Portman has a 50% share of production, which is around 0.6 million tonnes per annum of premium fines.

1.2   CLIFFS AUSTRALIA'S OFFER

      Cliffs Australia is offering to acquire all of your Portman Shares. The consideration under the Offer is A$3.40 cash per Portman Share.

      Cliffs Australia's Offer is subject to a number of conditions. Those conditions are summarised in section 8.4 of the Bidder's Statement and set out in full in Appendix 2 of the Bidder's Statement.

      Further details on the Offer are set out in sections 6 and 7 of this Target's Statement.

1.3   ASSESSMENT OF THE OFFER

      Prior to making a decision whether or not to accept Cliffs Australia's Offer for your Portman Shares, Portman Shareholders should read this Target's Statement carefully and seek independent financial and taxation advice.

1.4   DIRECTOR'S RECOMMENDATION

      The Portman Directors' recommendation is to accept the Offer in the absence of a superior offer. Further details are set out in section 2 of this Target's Statement.

1.5   HOW TO ACCEPT THE OFFER

      To accept the Offer you must follow the instructions set out in Appendix 1 of the Bidder's Statement.

1.6   HOW TO REJECT THE OFFER

      To reject the Offer you need not take any action. However, you should note that the Portman Directors' recommendation is to accept the Offer in the absence of a superior offer.

1.7   INFORMATION LINE

      If you have any queries in relation to the Offer you can call the shareholder information line on 1 800 24 23 00 (callers in Australia) or + 61 2 9207 3622 (callers outside Australia).

      In accordance with legal requirements, calls to the shareholder information line will be recorded.

2.    DIRECTORS' RECOMMENDATION

2.1   DIRECTORS OF PORTMAN

      As at the date of this Target's Statement, the Portman Directors are:

      (a)   George Francis Jones (Chairman);

      (b)   Barry John Eldridge (Managing Director);

      (c)   Fiona Elizabeth Harris;

      (d)   Michael Delaney Perrott;

      (e)   Richard Knight; and

      (f)   Malcolm Hugh Macpherson.

2.2   DIRECTORS' QUALIFICATIONS

      Information in relation to the qualifications of each of the Portman Directors is set out in Annexure A.

2.3   DIRECTORS' RECOMMENDATION

      All of the Portman Directors recommend that Portman Shareholders ACCEPT Cliffs Australia's Offer in the absence of a superior offer, for the reasons set out in section 3.

2.4   DIRECTORS' INTENTIONS REGARDING ACCEPTANCE OF THE OFFER

      Each of the Portman Directors by whom, or on whose behalf, Portman Shares are held intends to accept the Offer in the absence of a superior offer.

3.    REASONS FOR DIRECTORS' RECOMMENDATION

3.1   SUMMARY OF REASONS

      The Directors of Portman unanimously recommend that, in the absence of a superior offer, you accept the Offer for all your Portman Shares. All of the directors of Portman intend to accept the Offer in respect of their own shares, in the absence of a superior offer.

      This recommendation is based on the following three key factors.

      - Firstly, the Directors' opinion that the Offer fairly values Portman Shares.

      - Secondly, the Directors' opinion that the Offer represents an acceptable premium for control.

      - Thirdly, the fact that since the announcement of the Offer and in the last seven months since speculation about corporate interest in Portman first emerged, no other party has announced an offer for all Portman Shares on issue.

      Each of these reasons is discussed in detail below.

3.2   THE OFFER REPRESENTS FAIR VALUE FOR PORTMAN SHARES

      Portman has a detailed corporate financial model (FINANCIAL MODEL) which it uses to:

      - Analyse the impact of capital and development decisions on the potential value of Portman Shares.

      - Determine a range of possible values of Portman shares and compare that range with the price at which Portman shares trade in the market.

      This Financial Model provides for the valuation of Portman's major assets by applying a discount rate to forecast cash flows and adding the value determined to the Portman board's assessed value of any surplus assets held by Portman.

      To assess the fairness of this Offer the board of Portman has considered the outputs from this Financial Model based on a range of assumed inputs (using a valuation date of 1 January 2005). The key assumed inputs are summarised below.

3.3   KEY ASSUMPTIONS IN THE FINANCIAL MODEL

      (a)   IRON ORE PRICES

            Portman generates revenue from the sale of iron ore. Iron ore prices are determined predominantly by world markets which are affected by a number of factors outside of Portman's control. The determination by Portman of a fair value for Portman Shares through the application of the Financial Model is therefore critically dependent on assumptions made in relation to iron ore prices that are applied in the Financial Model.

            The iron ore market is enjoying one of its most buoyant periods ever and there is growing optimism that these good times will continue for longer than many people had previously thought possible. However, there are a range of views on how long the current buoyant market conditions will prevail and the timing and extent of any downturn in prices. The Portman board believes that the current strength in iron ore prices has been driven by an excess of demand over supply. However, the board anticipates that additional supply that is currently planned to be brought to the market in the next few years may put downward pressure on iron ore prices.

            Annual iron ore price negotiations are currently being conducted by the three major iron ore producers (BHP Billiton Limited, Rio Tinto Limited and Brazilian producer Companhia Vale do Rio Doce) and their major

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            customers. The prices being negotiated will take effect from 1 April
            2005 for Japanese customers and Baosteel in China and 1 January 2005 for all other Chinese customers. The prices agreed will also determine the price at which Portman supplies iron ore to its customers. Portman is unable to give any guidance on timing for completion of those negotiations or their likely outcome. The
            Portman board considered the merits of the Offer in light of a range of assumed possible conservative and optimistic iron ore price outcomes from the current round of negotiations and in the longer term. Those assumed outcomes were applied in the Financial Model.

            In the determination of this assumed range of prices Portman directors have been mindful of:

            -     the outcome of recent coking coal price renegotiations;

            -     the short supply in the iron ore market:

            - the significant expansion of other existing iron ore operations underway and additional production expected to come on stream over the next 5 years and the impact this additional production may have on iron ore prices should the iron ore market move into surplus;

            - prices achieved in iron ore price negotiations over the last 20 years;

            - the relative size, quality, and logistics considerations that are associated with the purchase of iron ore from Portman;

            - the estimates made by broker analysts of the iron ore prices expected to be achieved by listed companies in Portman's likely peer group in the short and long term;

            -     the published views of iron ore market specialists; and

            - recent media commentary speculating that iron ore price increases of up to 50% could be achieved in the current iron ore price negotiations.

      (b)   FOREIGN EXCHANGE RATES

            Portman generates all of its sales revenue in United States dollars. Accordingly the amount of Australian dollars that it generates fluctuates with changes in Australian dollar to United States dollar exchange rate. These changes are also outside Portman's control.

            Portman has hedging in place to cover approximately 50% of forecast sales for 2005 and accordingly is not exposed to exchange rate fluctuations in relation to these sales.

            The Board has assumed that exchange rates will stay around current levels in the short to medium term and in the longer term will generally move in line with assumed commodity prices.

      (c)   ALLOWANCE FOR OPERATIONAL AND DEVELOPMENT RISKS

            Portman's operations are subject to a number of factors that can cause material delays or changes in operating costs for varying lengths of time.

            Operational risks include weather and natural disasters, unexpected technical problems, equipment failures, and disruptions of rail infrastructure and ship loading facilities. Industrial disruptions may also result in production losses or delays in the delivery of the product.

            In considering the value of a Portman Share, the board has assumed that operations are not impacted by any of these external or internal influences, other than routine maintenance and logistical considerations experienced in the normal course of Portman's operations. Portman is currently offering for tender the operating contract for the Koolyanobbing Project. It has been assumed that there will be no material changes in operating costs as a consequence of completion of this tender process.

            There are a number of development risks associated with the expansion of the Koolyanobbing Project and the development of the Northern Tenements associated with the Koolyanobbing Project. These expansions represent the primary growth prospects of Portman's production profile in the short term. The risks associated with the expansion and development of the Koolyanobbing Project include the risk that estimates of ore reserves, production rates, and, capital and operating costs will not prove to be accurate. In particular, estimates of ore reserves, product quality and operating costs are difficult to make, because they are largely dependent on the interpretation of geological data obtained from sampling techniques and feasibility studies, which are subject to various uncertainties. In considering the value of a Portman share, the board has assumed that the development of these projects proceeds in accordance with approved budgets and that the operational performance of the projects is in line with those budgets.

            Even though it has been assumed in the application of the Financial Model that a number of operational and development risks will not arise, such risks could arise and these could affect the value of a Portman share.

      (d)   DISCOUNT RATE

            As noted above, this Financial Model provides for the valuation of Portman's major assets by applying a discount rate to forecast cash flows and adding the value determined to the Portman board determined value of any surplus assets held by Portman.

            Selection of the appropriate discount rate to apply to the forecast cash flows of any business assets is fundamentally a matter of judgment about the discount rates that may be utilised by potential acquirors of the assets.

            Discount rates usually represent an estimate of the weighted average cost of capital (WACC) appropriate for these assets, with WACC being calculated based on a weighted average cost of debt and the cost of equity.

            Portman's Australian dollar cash flows were discounted at a weighted average cost of capital of 10% nominal.

      (e)   SURPLUS ASSETS NOT INCLUDED IN DISCOUNTED CASH FLOW ANALYSIS

            The board has added cash at 31 December 2004, cash generated on the exercise of Portman Options on issue, and the board's assessment of the exploration potential of assets not included in the cash flow analysis to the discounted cash flow valuations of Portman's major assets in the board's consideration of the value of each Portman Share on a fully diluted basis.

3.4 PORTMAN'S SHARE TRADING PRICE HAS INCREASED SUBSTANTIALLY OVER THE LAST TWELVE MONTHS

                                  [LINE GRAPH]



                                 Source: Iress

      As indicated in the chart above, the price of Portman Shares has increased substantially in the 12 months to 7 January 2005.

      There are a number of reasons for this increase including:

      - The price of Portman's Shares has increased because of a general upgrade in the value of other listed Australian commodity companies driven by an expectation of continued strong Chinese demand with consequent increases in commodity prices.

      - The price of Portman's Shares may also have increased because of speculation in relation to corporate activity which commenced in May 2004 and the announcement in October 2004 of the $55 million expansion of its Koolyanobbing iron ore operation in Western Australia from 5.4 million tonnes per annum to 8 million tonnes per annum.

      Despite the substantial increases in the market price for Portman Shares over the last 12 months, there is no certainty that the positive market conditions presently being experienced in the equities market and by commodities companies in particular will continue.

3.5   THE OFFER INCLUDES A PREMIUM FOR CONTROL

      The Offer represents:

      - a 43.9% premium to the volume weighted average price for the six months to 7 January 2005 (the last trading day before Portman requested a trading halt on 10 January 2005);

      - a 25.2% premium to the volume weighted average price for the 3 months to 7 January 2005;

      - a 21.8% premium to the volume weighted average price for the month to 7 January 2005; and

      -     an 11.5% premium to the closing price of Portman shares on 7 January
            2005.

      These share price premiums are shown in the chart below.

                                   [BAR GRAPH]



                                 Source: Iress

      The board of Portman believes that the control premium offered is acceptable having considered the significant recent increase in the share price for Portman and also that:

      - Cliffs Australia will not be able to unlock material synergies, the value of which might otherwise have been shared with Portman shareholders;

      -     the Offer fairly values Portman Shares; and

      - in addition to normal transaction costs (eg financing and advisory fees) the total acquisition cost for Cliffs Australia will increase by approximately 5.4% (approximately 16 cents per Portman Share) because of stamp duty which is payable in Western Australia.

3.6   AN ALTERNATIVE OFFER PROVIDING SUPERIOR VALUE IS YET TO EMERGE

      Corporate interest in Portman was sparked in May 2004 when Portman became aware that a shareholding of approximately 7.5% had been accumulated by a Hong Kong listed company called China On-line (Bermuda) Limited.

      After considerable media speculation about China On-line's ambitions in relation to Portman, China On-line sold its shareholding to Consolidated Minerals Limited in July 2004.

      Consolidated Minerals Limited subsequently increased its holding in Portman to 14.8% by 6 September 2004 and made a number of public statements expressing its desire to enter into merger discussions with Portman. On 22 December 2004, Consolidated Minerals Limited announced that it was no longer a substantial shareholder in Portman and that it had sold the majority of its shareholding for $2.75 per share.

      On 11 January 2005, the day following the announcement of a trading halt by Portman, there was media speculation that offers may have been received from a range of parties including Glencore International AG, some un-named Chinese companies, the Brazilian iron ore producer Companhia Vale do Rio Doce, and Cliffs.

      On 12 January 2005, Cliffs Australia announced its Offer of A$3.40 cash for each Portman Share.

      Since the announcement of the Offer on 12 January 2005, no other party has announced a superior offer for all Portman Shares.

4.    FINANCIAL POSITION OF PORTMAN

      Portman's last published financial results, being the Half Yearly Report for the 6 months ended 30 June 2004, were released to ASX on 10 September 2004.

      As at the date of this Target Statement, the audit for the year ended 31 December 2004 has not been completed. However, Portman expects that its Preliminary Final financial results for the 31 December 2004 year will be disclosed to ASX during the Offer Period and that these results will be consistent with the commentary in the Open Briefing released by Portman to ASX on 2 September 2004 which included discussion on the results for the half year and the outlook for the balance of 2004.

5.    INFORMATION RELATING TO THE PORTMAN DIRECTORS

5.1   INTERESTS IN PORTMAN SECURITIES

      The following Directors have relevant interests in Portman Shares and Portman Options in the following amounts:

                       PORTMAN SHARES BENEFICIALLY
     DIRECTOR                     HELD                   PORTMAN OPTIONS BENEFICIALLY HELD
    ----------         ---------------------------       ---------------------------------
   George Jones                 4,750,000                               Nil

  Barry Eldridge                 657,000                             1,000,000

 Michael Perrott                 620,000                                Nil

  Richard Knight                 100,000                                Nil

   Fiona Harris                    Nil                                  Nil

Malcolm Macpherson                 Nil                                  Nil

5.2   DEALINGS IN PORTMAN SHARES

      No Director has acquired or disposed of any Portman Shares in the four month period ending on the date immediately before the date of this Target's Statement.

5.3   DEALINGS IN PORTMAN OPTIONS

      Barry Eldridge, Portman's Managing Director, holds Portman Options and intends, in the absence of a superior offer, to enter into an Option Cancellation Deed with Cliffs Australia in relation to his Portman Options (see section 6.3 for further details on the offer by Cliffs Australia to Portman Optionholders and the Option Cancellation Deeds).

5.4   INTERESTS IN CLIFFS SHARES AND CLIFFS OPTIONS

      As at the date of this Target's Statement, no Portman Director has a relevant interest in any Cliffs Shares or Cliffs Options.

5.5   DEALINGS IN CLIFFS SHARES AND CLIFFS OPTIONS

      None of Portman, the Directors or their associates has acquired or disposed of a relevant interest in any Cliffs Shares or Cliffs Options in the four month period ending on the date immediately before the date of this Target's Statement.

5.6   BENEFITS AND AGREEMENTS

      (a)   BENEFITS IN CONNECTION WITH THE RETIREMENT FROM OFFICE

            As a result of the Offer, no person has been or will be given any benefit (other than a benefit which can be given without member approval under the Corporations Act) in connection with the retirement of that person or someone else from a board or managerial office of Portman or a related body corporate of Portman.

      (b)   AGREEMENT CONNECTED WITH OR CONDITIONAL ON THE OFFER

            There are no agreements made between any Portman Director and any other person (including Cliffs or Cliffs Australia) in connection with, or conditional upon, the outcome of the Offer.

      (c) INTERESTS OF PORTMAN DIRECTORS IN CONTRACTS WITH CLIFFS OR CLIFFS AUSTRALIA

            None of the Portman Directors have entered into any contracts with Cliffs or Cliffs Australia.

6.    KEY FEATURES OF CLIFFS AUSTRALIA'S OFFER

6.1   CONSIDERATION PAYABLE TO PORTMAN SHAREHOLDERS WHO ACCEPT THE OFFER

      The consideration being offered by Cliffs Australia is A$3.40 cash per Portman Share.

6.2   OFFER SUBJECT TO CONDITIONS

      Cliffs Australia's Offer is subject to a number of conditions. The full terms of these conditions are summarised in section 8.4 of the Bidder's Statement and set out in full in Appendix 2 of the Bidder's Statement.

6.3   OFFER FOR PORTMAN OPTIONS

      Cliffs Australia and Portman intend to make individual proposals to each holder of Portman Options to cancel their Portman Options in consideration, per Portman Option, for the payment of A$3.40 less the relevant exercise price of the Portman Option. The consideration for the cancellation will be provided by Cliffs Australia. The cancellation and payment of consideration will be subject to the satisfaction or waiver of the conditions that each condition to which the Offer is subject is either fulfilled or waived and that Portman is removed from the official list of the ASX.

      The Offer is conditional on the holders of 75% of the Portman Options either exercising their Options or entering into an Option Cancellation Deed. The Option Cancellation Deed may be terminated by a holder of Portman Options if a superior competing offer has been announced and Cliffs Australia has not matched or exceeded that offer within 7 business days (in Perth and Sydney). The Portman board anticipates that (in the absence of a superior offer) all holders of Portman Options will enter into the Option Cancellation Deed before the end of the Offer Period.

7.    MECHANICS OF THE OFFER

7.1   OFFER PERIOD

      Cliffs Australia's Offer will be open for acceptance from 24 January 2005 until 7pm (Perth time) on 25 February 2005, unless it is extended or withdrawn.

7.2   EXTENSION OF THE OFFER PERIOD

      Cliffs Australia may extend the Offer Period at any time before giving the Notice of Status of Conditions while the Offer is subject to a defeating condition. However, if the Offer is not subject to a defeating condition (that is, it is free of all defeating conditions), Cliffs Australia may extend the Offer Period at any time before the end of the Offer Period. To extend the Offer Period, Cliffs Australia must lodge a notice of variation with ASIC and give a notice to Portman and to each Portman Shareholder to whom offers were made under the bid.

      In addition, there will be an automatic extension of the Offer Period if, within the last 7 days of the Offer Period:

      (a)   Cliffs Australia improves the consideration under the Offer; or

      (b) Cliffs Australia's voting power in Portman increases to more than 50%.

      If either of these events occur, the Offer Period is automatically extended so that it ends 14 days after the relevant event occurs.

7.3   WITHDRAWAL OF OFFER

      Cliffs Australia may not withdraw the Offer if you have already accepted it. Before you accept the Offer, Cliffs Australia may withdraw the Offer with the written consent of ASIC and subject to the conditions (if any) specified in such consent.

7.4   EFFECT OF ACCEPTANCE

      The effect of acceptance of the Offer is set out in Appendix 1 of the Bidder's Statement. Portman Shareholders should read these provisions in full to understand the effect of acceptance and the representations and warranties which they give by accepting the Offer.

7.5   NO ABILITY TO WITHDRAW YOUR ACCEPTANCE

      You only have limited rights to withdraw your acceptance of the Offer.

      You may only withdraw your acceptance of the Offer if:

      (a)   it is still subject to a defeating condition; and

      (b) Cliffs Australia varies the Offer in a way that postpones, for more than one month, the time when Cliffs Australia needs to meet its obligations under the Offer. This may occur if Cliffs Australia extends the Offer Period by more than one month and the Offer is still subject to a defeating condition.

7.6 WHEN WILL YOU RECEIVE YOUR CONSIDERATION IF YOU ACCEPT CLIFFS AUSTRALIA'S OFFER?

      Full details of when you will be issued your consideration are set out in Appendix 1 of the Bidder's Statement. If you accept the Offer in accordance with the instructions contained in the Offer and the Acceptance Form, you will be sent payment within one month after the later of the date you accept and the date the Offer becomes, or is declared, free of the conditions to which it is subject. In any event, assuming the conditions of the Offer are satisfied or waived, you will be sent payment within 21 days after the Offer closes.

7.7 EFFECT OF AN IMPROVEMENT IN CONSIDERATION ON PORTMAN SHAREHOLDERS WHO HAVE ALREADY ACCEPTED THE OFFER

      If Cliffs Australia improves the consideration, all Portman Shareholders, whether or not they have accepted the Offer prior to that improvement in consideration, will be entitled to the benefit of that improved consideration. If a new form of consideration is offered, Portman Shareholders who have accepted the Offer will be entitled to make a fresh election as to the form of consideration to be taken.

7.8   NOTICE OF STATUS OF CONDITIONS

      The Bidder's Statement specifies in Appendix 1 the date on which Cliffs Australia will give its Notice of Status of Conditions to the ASX and Portman. If the Offer Period is extended by a period before the time by which the Notice of Status of Conditions is to be given, the date for giving the Notice of Status of Conditions will be taken to be postponed for the same period. In the event of such an extension, Cliffs Australia is required, as soon as is practicable after the extension, to give notice to ASX and Portman that states the new date for the giving of the Notice of Status of Conditions.

      Cliffs Australia is required to set out in its Notice of Status of
      Conditions:

      -     whether the Offer is free of any or all conditions;

      - whether, so far as Cliffs Australia knows, any of the conditions have been fulfilled; and

      -     Cliffs Australia's voting power in Portman.

      If a condition is fulfilled (so that the Offer becomes free of the condition) before the date on which the Notice of Status of Conditions is required to be given, Cliffs Australia must, as soon as practicable, give ASX and Portman a notice that states that the particular condition has been fulfilled.

7.9   COMPULSORY ACQUISITION

      Cliffs Australia has indicated in section 4.4 of the Bidder's Statement that if it becomes entitled to proceed to compulsory acquisition of Portman Shares in accordance with the Corporations Act and the other conditions of the Offer are satisfied, then Cliffs Australia intends to do so.

      The two types of compulsory acquisition under Chapter 6A of the Corporations Act are discussed below.

      (a)   FOLLOW ON COMPULSORY ACQUISITION

            Under Part 6A.1, Cliffs Australia will be entitled to compulsorily acquire any Portman Shares on the same terms as the Offer if, during or at the end of the Offer Period, Cliffs Australia (together with its associates):

            (i) has relevant interests in at least 90% (by number) of the Portman Shares; and

            (ii) has acquired at least 75% (by number) of the Portman Shares that Cliffs Australia offered to acquire under the Offer (whether the acquisitions happened under the Offer or otherwise).

            If these thresholds are met, Cliffs Australia will have up to one month after the end of the Offer Period within which to give compulsory acquisition notices to Portman Shareholders who have not accepted the Offer. Portman Shareholders have statutory rights to challenge the compulsory acquisition, but a successful challenge will require the relevant Portman Shareholder to establish to the satisfaction of a court that the terms of the Offer do not represent "fair value" for the Portman Shares.

            Portman Shareholders should be aware that if they don't accept Cliffs Australia's Offer and their Portman Shares are compulsorily acquired, those Portman Shareholders will face a delay in receiving the consideration for their Portman Shares compared with Portman Shareholders who have accepted Cliffs Australia's Offer.

      (b)   GENERAL COMPULSORY ACQUISITION

            Under Part 6A.2, Cliffs Australia will be entitled to compulsorily acquire any Portman Shares, if Cliffs Australia holds full beneficial interests in at least 90% of Portman Shares (ie. if Cliffs Australia becomes a 90% HOLDER).

            If this threshold is met, Cliffs Australia will have 6 months after Cliffs Australia becomes a 90% holder within which to give compulsory acquisition notices to Portman Shareholders. The compulsory acquisition notices sent to Portman Shareholders must be accompanied by an independent expert's report and an objection form.

            The independent expert's report must set out whether the terms of the compulsory acquisition give a "fair value" for the Portman Shares and the independent expert's reasons for forming that opinion.

            If Portman Shareholders with at least 10% of Portman Shares covered by the compulsory acquisition notice object to the acquisition before the end of the objection period (which must be at least one month), Cliffs Australia may apply to the Court for approval of the acquisition of the Portman Shares covered by the notice.

            Portman Shareholders should be aware that if they don't accept Cliffs Australia's Offer and their Portman Shares are compulsorily acquired, those Portman Shareholders will face a delay in receiving the consideration for their Portman Shares compared with Portman Shareholders who have accepted Cliffs Australia's Offer.

7.10  DE-LISTING

      In the case of a compulsory acquisition following a takeover bid (see section 7.9(a) of this Target's Statement) ASX will suspend quotation of Portman's Shares 5 business days after it receives a copy of the compulsory acquisition notice sent to Portman Shareholders who did not accept the Offer.

      In the case of a general compulsory acquisition (see section 7.9(b) of this Target's Statement), ASX will suspend quotation of Portman's Shares 5 business days after it receives written notice from Portman of either of the following:

      (a) the objection period set out in the compulsory acquisition notice has ended and holders of at least 10% of Portman Shares covered by the compulsory acquisition notice have not objected before the end of the objection period; or

      (b) the Court has approved the acquisition under section 664F of the Corporations Act.

8.    OTHER MATERIAL INFORMATION

8.1   ISSUED CAPITAL

      As at the date of this Target's Statement, Portman's share capital consisted of 175,680,073 Portman Shares. In the Bidder's Statement sent to Portman Shareholders with this Target's Statement on 21 January 2005, Cliffs Australia disclosed that it does not have a relevant interest in any Portman Shares.

8.2   BREAK FEE AGREEMENT

      Portman and Cliffs entered into the Break Fee Agreement on 11 January 2005 in relation to the proposal that Cliffs Australia make an offer to Portman Shareholders for all of their Portman Shares.

      Under the terms of the Break Fee Agreement, Portman agrees to pay Cliffs the sum of $6,000,000 (being approximately 1% of the aggregate of the total consideration to be offered by Cliffs Australia under the Offer and in connection with the acquisition or cancellation of the Portman Options) in the following circumstances:

      (a) if the Board either does not make a recommendation in this Target's Statement to accept the Offer, or having made it, adversely changes its recommendation, except where this occurs:

            (i) at least 7 Perth business days after Cliffs Australia becomes aware that any of the conditions of the Offer have been breached (other than in consequence of any conduct by Portman or any of its associates, officers or directors) and Cliffs Australia has either retained its right to rely on that breach or not announced that it will not rely on that breach; or

            (ii) after a superior competing offer has been announced in respect of Portman but no third party holds a relevant interest in 50% or more of the ordinary shares of Portman or appoints to the board of directors of Portman persons constituting a majority of the board;

      (b) a third party takeover is, or becomes, unconditional and the third party making the offer holds a relevant interest in 50% or more of the ordinary shares of Portman or appoints to the board of directors of Portman persons constituting a majority of the board.

      Portman has also agreed with Cliffs that during the period from 11 January 2005 until the end of the Offer Period Portman will not solicit competing offers for Portman.

8.3   EFFECT OF OFFER ON PORTMAN'S MATERIAL CONTRACTS

      Cliffs Australia's Offer is subject to a number of conditions, as summarised in section 8.4 of the Bidder's Statement and set out in full in Appendix 2 of the Bidder's Statement.

      The condition set out in paragraph (g) of Appendix 2 of the Bidder's Statement (exercise of rights condition) provides (in summary) that during the period from the Announcement Date to the end of the Offer Period no person exercises or purports to exercise, or states an intention to exercise, any rights under any agreement (which is material in the context of Portman and its subsidiaries taken as a whole) that arise from the change of control of Portman, which results or could result in (among other things) termination of the agreement.

      The agreements described in (a) to (c) below contain change of control provisions that could, if exercised, result in a breach of the condition described above.

      As far as Portman is aware, these are the only agreements to which it or any subsidiary is a party that contain termination rights upon a change of control that could, if exercised, result in a breach of the exercise of rights condition to the Offer.

      (a)   COCKATOO ISLAND IRON ORE PROJECT

            Portman has a 50% interest in a joint venture with HWE Cockatoo Pty Ltd (HWE) in respect of the Cockatoo Island iron ore project. Portman's interest is held by its wholly owned subsidiary, Portman Iron Ore.

            The joint venture agreement contains a change of control provision which will be triggered if Cliffs Australia acquires effective control of Portman Iron Ore as a result of the acquisition of more than 50% of Portman Shares through the Offer. If the change of control occurs then HWE has the option to acquire Portman Iron Ore's interest in the joint venture at a price to be mutually agreed between the parties, or as determined by an expert in the absence of such agreement.

            In addition, Portman Iron Ore and HWE are parties to a sales agency agreement under which Portman Iron Ore acts as HWE's agent and representative worldwide for the marketing, sale and distribution of its share of the iron ore produced by the Cockatoo Island iron ore joint venture. This agreement also contains a change of control provision which would allow HWE to terminate the sales agency agreement if Cliffs Australia acquires 50% or more of Portman Shares under the Offer without HWE's consent.

            Portman believes that written consent will be provided by HWE to the change of control.

      (b)   ESPERANCE PORT AUTHORITY OPERATING AGREEMENT

            Portman Iron Ore and the Esperance Port Authority (EPA) are parties to an operating agreement under which EPA arranges and manages the unloading and stockpiling of iron ore at the Esperance Port and loads it onto vessels for shipment to Portman Iron Ore's customers. Portman and EPA are also parties to a deed of guarantee and indemnity under which Portman guarantees the performance of Portman Iron Ore's obligations under the operating agreement.

            The agreement and the deed of indemnity contain change of control provisions which would allow EPA to terminate the operating agreement if Cliffs Australia acquires effective control of Portman Iron Ore as a result of the acquisition of Portman Shares through the Offer without EPA's consent.

            Portman believes that written consent will be provided by EPA to the change of control.

      (c)   COMMONWEALTH BANK OF AUSTRALIA FACILITY

            Portman has a $40 million Multi-Option Facility Agreement with Commonwealth Bank of Australia (CBA). The acquisition of more than 20% of the shares in Portman by Cliffs Australia will trigger a change of control provision in the facility agreement pursuant to which CBA may take certain action, including terminating the facility and demanding repayment of outstanding amounts.

            In section 8.2 (c) of the Bidder's Statement, Cliffs Australia states that if the Offer becomes unconditional, Cliffs Australia will discuss with CBA whether it intends to exercise its termination right and that if CBA does seek to terminate the facility, Cliffs Australia intends to refinance the facility with an alternative financial institution and does not anticipate any difficulties in being able to do so.

            Portman believes that CBA will not exercise its termination rights under the Agreement.

8.4   PORTMAN DIVIDENDS

      In the ordinary course of events, the Portman board would consider the declaration of a final dividend for the year ended 31 December 2004 at its board meeting at the end of February 2005.

      On the current timetable, the Offer may have closed by that date. If the Offer Period is extended, the Portman board presently intends to defer any decision in relation to the final dividend until the outcome of the Offer is known.

      The Offer is in relation to all of your Portman Shares and all rights (including dividends) attaching to those Portman Shares after the Announcement Date. As a result, if Portman was to pay a dividend to Portman Shareholders during the Offer Period Cliffs Australia would have the right to deduct the amount of the dividend per Portman Share from the consideration paid to any Portman Shareholder who accepts the Offer after the payment of the dividend.

8.5   TAXATION CONSIDERATIONS

      A discussion on the Australian taxation consequences for a disposal of Portman Shares is set out in section 7 of the Bidder's Statement.

      YOU SHOULD CONSULT WITH YOUR TAXATION ADVISER REGARDING THE CONSEQUENCES OF A DISPOSAL OF PORTMAN SHARES UNDER THE OFFER.

8.6   MATERIAL LITIGATION

      Portman is not involved in any material litigation. However, Sons of Gwalia Limited (SOG) and Portman Iron Ore (a wholly owned subsidiary of Portman) have been engaged in a dispute (which has not resulted in any legal proceedings being commenced) relating to royalties that SOG claims are owed to it by Portman Iron Ore arising from mining operations conducted by Portman Iron Ore at the Mount Jackson Mine (which is part of the Koolyanobbing Project). SOG has indicated to Portman that it will settle the dispute for an amount of $3.5 million, but at the date of this Target's Statement the settlement offer has not been accepted by Portman Iron Ore and the likely outcome of settlement negotiations is not known.

8.7   CONSENTS

      This Target's Statement contains statements made by, or statements said to be based on statements made by, the Portman Directors. Each of the Portman Directors has consented to the inclusion of each statement he or she has made in the form and context in which each statement appears and has not withdrawn that consent at the date of this Target's Statement.

      As permitted by ASIC Class Order 03/635, this Target's Statement may include or be accompanied by certain statements:

      -     fairly representing a statement by an official person; or

      - from a public official document or a published book, journal or comparable publication.

      Under this Class Order, the consent of persons that such statements are attributed to is not required for the inclusion of such statements in the Target's Statement.

      As permitted by ASIC Class Order 01/1543 this Target's Statement contains statements which are made, or based on statements made, in the Cliffs Australia's Bidder's Statement, which has been lodged with ASIC and with ASX (and which is being given to Portman Shareholders with this Target's Statement). Under this Class Order, the consent of Cliffs Australia is not required for the inclusion of such statements in this Target's Statement.

8.8   INTENTIONS FOR PORTMAN IF OFFER IS UNSUCCESSFUL

      In section 4 of its Bidder's Statement, Cliffs Australia sets out its intentions in relation to Portman if Portman becomes a wholly owned subsidiary of Cliffs Australia and in circumstances where Portman does not become wholly owned by Cliffs Australia. If the Offer is unsuccessful, Portman intends to continue its business without any major changes, does not intend to re-deploy any major assets of Portman and will continue the employment of Portman's employees.

8.9   NO OTHER MATERIAL INFORMATION

      Except as set out in this Target's Statement, the Bidder's Statement and the Offer, there is no other information that Portman Shareholders and their professional advisers would reasonably require to make an informed assessment whether or not to accept the Offer and reasonably expect to find in this statement, that is known to any of the Portman Directors and has not previously been provided to Portman Shareholders or disclosed to ASX under the regular reporting and disclosure obligations to which Portman is subject under the Corporations Act and ASX Listing Rules.

      ASX announcements released since the date that Portman's last Annual Report (for the financial year ending 31 December 2003) was announced to ASX (being 22 April 2004) considered by the Portman Directors to be particularly important include:

     DATE                                              ANNOUNCEMENT
     ----                                              ------------
29 April 2004        Finalisation of the Koolyanobbing North Access Agreement with Western Areas NL, which gave Portman the right to mine and export iron ore from the Northern Tenements of the
                     Koolyanobbing mine in return for payment of a royalty to Western Areas NL

23 July 2004         Profit upgrade for the 6 month period to 30 June 2004

30 August 2004       Half Yearly Report and half year accounts for the 6 months to 30 June 2004

2 September 2004     Open Briefing, Portman MD on Profit and Outlook

18 October 2004      Board approval for expansion of Koolyanobbing Project to 8 million tonnes per annum

26 October 2004      Third Quarter Activities Report

12 January 2005      Cliffs Australia Offer for Portman Shares

20 January 2005      Fourth Quarter Activities Report

All ASX announcements are available from www.asx.com.au

9.    GLOSSARY

9.1   DEFINITIONS

      The following definitions apply in this Target's Statement:

      $ OR A$ means Australian Dollar.

      ANNOUNCEMENT DATE means 12 January 2005, the date that the Offer was announced to ASX.

      ASIC means the Australian Securities and Investments Commission.

      ASX means the Australian Stock Exchange Limited ABN 98 008 624 691.

      BIDDER'S STATEMENT means the bidder's statement of Cliffs Australia dated 21 January 2005, which contains the Offer.

      BREAK FEE AGREEMENT means the agreement between Cliffs and Portman dated 12 January 2005 summarised in section 8.2.

      CLIFFS means Cleveland-Cliffs Inc, a company incorporated in the USA

      CLIFFS AUSTRALIA means Cleveland-Cliffs Australia Pty Ltd ACN 112 437 180, a wholly owned subsidiary of Cliffs

      CLIFFS OPTIONS means options convertible into Cliffs Shares.

      CLIFFS SHARES means fully paid ordinary shares in Cliffs.

      CORPORATIONS ACT means the Corporations Act 2001 (Cth) as amended or varied by ASIC.

      DIRECTORS means the directors of Portman.

      LISTING RULES means the Listing Rules of ASX.

      NOTICE OF STATUS OF CONDITIONS means Cliffs Australia's notice disclosing the status of the conditions of the Offer which is required to be given by section 630(3) of the Corporations Act.

      OFFER means the offer by Cliffs Australia for Portman Shares, which is contained in the Bidder's Statement.

      OFFER PERIOD means the period commencing on 24 January 2005 and ending on 25 February 2005 or such later date to which the Offer has been extended.

      OPTION CANCELLATION DEED means a deed between Portman and holders of Portman Options in relation to the cancellation of their Portman Options.

      PORTMAN means Portman Limited ABN 22 007 871 892.

      PORTMAN DIRECTOR means a director of Portman.

      PORTMAN IRON ORE means Portman Iron Ore Limited ACN 001 892 995, a wholly owned subsidiary of Portman.

      PORTMAN OPTIONS means options convertible into Portman Shares.

      PORTMAN SECURITIES means Portman Shares and Portman Options

      PORTMAN SHAREHOLDER means a holder of Portman Shares.

      PORTMAN SHARES means fully paid ordinary shares in Portman.

      PUBLIC AUTHORITY means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

      QUOTATION has the same meaning as in the Listing Rules.

      TARGET'S STATEMENT means this document, being the statement of Portman under Part 6.5 of the Corporations Act.

      YOU means the person to whom the Offer is made or is deemed to be made.

9.2   INTERPRETATION

      The following interpretation rules apply in this Target's Statement unless the contrary intention appears:

      (a) Words and phrases which are defined by the Corporations Act have the same meaning in this Target's Statement and, if a special meaning is given for the purposes of Chapter 6 or 6A or a provision of Chapter 6 or 6A of the Corporations Act, have that special meaning.

      (b)   Headings are for convenience only, and do not affect interpretation.

      (c) The following rules also apply in interpreting this Target's Statement except where the context makes it clear that a rule is not intended to apply.

            (i)   A singular word includes the plural, and vice versa.

            (ii)  A word which suggests one gender includes the other genders.

            (iii) If a word is defined, another part of speech has a
                  corresponding meaning.

            (iv) References in this Target's Statement to sections, clauses, paragraphs and subparagraphs, are to sections, clauses, paragraphs and subparagraphs of the Target's Statement.

            (v) References in this Target's Statement to appendices are to appendices of the Target's Statement.

            (vi)  A reference to a person includes a reference to a corporation.

      (d)   Appendices to this Target's Statement form part of it.

DATED 21 January 2005

SIGNED for and on behalf of Portman by George Jones, being the Chairman of Portman who is authorised to so sign by a resolution passed by the Portman Directors. This Target's Statement has been approved by a resolution passed by the Portman Directors.

/s/ George Jones
    GEORGE JONES
    CHAIRMAN

                                   ANNEXURE A

                            DIRECTORS' QUALIFICATIONS

CHAIRMAN

George F Jones - B.Bus, FCIS, FAICD

Mr Jones has a Bachelor of Business degree from Curtin University of Western Australia. He has more than 32 years experience in the mining, banking and finance industries and has been a director of a number of private and publicly listed companies.

MANAGING DIRECTOr

Barry J Eldridge - B.Sc (Exploration Geology), B.Sc (Hons.Mining)

Mr Eldridge holds a Bachelor of Science Degree (Exploration Geology) - Sydney University and a Bachelor of Engineering (Hons) (Mining) - University of Qld. He has over 30 years experience as Managing Director, CEO, Director and General Manager level in the resource industry within Australia and overseas. This has included six years as Managing Director, four of which were with Forrestania Gold NL (a publicly listed mining company).

NON-EXECUTIVE DIRECTOR

Richard Knight - M.Sc (Eng), DIC, ARSM, C.Eng, FAICD

Mr Knight is a mining engineer with 40 years diverse experience. He was formerly Executive Director - Development and Executive Director - Bulk Commodities of North Limited, and Chief Executive of Energy Resources of Australia Limited. He is formerly Managing Director of Inco Australia Management Pty Ltd and currently a Director of Zinifex Limited

NON-EXECUTIVE DIRECTOR

Michael D Perrott - B.Com, FAIM

Mr Perrott has been involved in industries associated with construction, contracting, mining and land development since 1969. He is currently Chairman of Port Bouvard Limited, GME Resources Limited, Bone Medical Limited and Canning Vale Weaving Mills Limited. He is a member of the Board of Notre Dame University and a council member of the National Advisory Council for Suicide Prevention and the State Ministerial Council for Suicide Prevention.

NON-EXECUTIVE DIRECTOR

Fiona E Harris, B Comm, FCA, FAICD

Fiona Harris is a professional non-executive Director. Previously, she spent 14 years with a major chartered accounting firm in Perth, San Francisco and Sydney. She was an Audit & Assurance partner in the New South Wales practice of that firm when she retired in 1994. She is a director of Alinta Limited, NM Rothschild & Sons (Australia) Limited, HBF Health Funds Inc and West Australian Symphony Orchestra Holdings Pty Ltd. Fiona is Vice President of the State Council of the Australian Institute of Company Directors. She has been a Director of Portman Limited since December 2003. Fiona is Chairman of the Board's Treasury Committee and of the Audit & Risk Management Committee.

NON-EXECUTIVE DIRECTOR

Malcolm H Macpherson, B Sc, FAusIMM, FTSE

Mr Macpherson has had extensive experience in the mining and minerals industry at both the operational and executive level. He is a director of Minara Resources Limited, Chairman of the Cooperative Research Centre for Sustainable Resource Processing. He is also Chairman of the not for profit, Independent Living Centre of W.A.(Inc) and a member of the senate of Murdoch University.

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